[*] – Text omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended, because it is not material and is of the type that the registrant treats as private or confidential.

MASTER SUPPLY AGREEMENT

MASTER SUPPLY AGREEMENT (the “Agreement”) dated November 1, 2019 (the “Effective Date”) between REYNOLDS CONSUMER PRODUCTS LLC, a Delaware limited liability company with its headquarters at 1900 West Field Court, Lake Forest, IL 60045 (“Buyer”), and PACTIV LLC, a Delaware limited liability company with its headquarters at 1900 West Field Court, Lake Forest, IL 60045 (“Seller”). Seller and Buyer are referred to individually at times as a “Party” and collectively at times as the “Parties”.

BACKGROUND

A. Seller sells various types of products used in the consumer and food service markets.

B. Buyer sells various types of products, including certain products of the type made by Seller, to its customers.

C. The Parties are entering into this Agreement to establish the terms and conditions under which Seller may agree to sell specific products to Buyer, and Buyer may agree to purchase specific products from Seller for later resale by Buyer to its business customers.

AGREEMENT

1. Term. The “Term” of this Agreement will commence on the Effective Date and will end on the earlier of: (a) the first anniversary of the expiration date of the last Purchase Schedule (as defined in this next Section); (b) a termination date elected by a Party in a written notice delivered to the other Party any time after the expiration of the last Purchase Schedule; or (c) a termination date elected by a Party in a written notice delivered to the other Party as provided in Subsection 11(d) of this Agreement. The rights and obligations of the Parties under this Agreement will survive the expiration or earlier termination of this Agreement with respect to any (i) products purchased and sold under this Agreement during the Term and products sold after the Term for orders accepted during the Term; (ii) Confidential Information (as defined in Section 10 of this Agreement) disclosed or received by a Party during the Term; (iii) breach of this Agreement by a Party; (iv) any other statement, decision, act or omission of a Party concerning or related to this Agreement; (v) any Dispute (as defined in Section 11 of this Agreement) between the Parties concerning or related to this Agreement; (vi) products and other materials manufactured or maintained by Seller in inventory for sale to Buyer that Buyer is obligated to purchase under a Purchase Schedule; and (vii) any provision that expressly states that it will survive the expiration or earlier termination of this Agreement.

2. Scope. This Agreement will apply to all products sold by Seller to Buyer, and all products purchased by Buyer from Seller, during the Term unless the Parties expressly agree that this Agreement will not apply to a particular type of transaction in a separate written document signed by an officer of each Party. This Agreement will not require Seller to sell any type or quantity of a product to Buyer, nor will this Agreement required Buyer to purchase any type or quantity of a product from Seller, except as expressly provided by the Parties in a Purchase Schedule. The phrase “Purchase Schedule” will mean a written supplement to this Agreement signed by an officer of each Party which references this Agreement and which identities, among other terms and conditions, the specific types and quantities of products that will be purchased and sold by the Parties on terms and conditions in the schedule, the specifications for the identified products, the duration of the commitment period during which the Parties will be obligated to purchase and sell the identified products on the terms and conditions in the schedule, the prices of the identified products, any mechanisms for adjusting the prices of the identified products over the commitment period, and the facilities at which the identified products will be manufactured, stored and delivered by Seller. The Parties may add terms and conditions to, and amend the terms and conditions of, this Agreement in a Purchase Schedule, but any additional and amended terms and conditions in a Purchase Schedule supplementing and modifying this Agreement will only apply the specific products identified in that Purchase Schedule for its duration.

3. Standard Operating Procedures. Over approximately the past eight years, the Parties have been supplying select Products to one another for use in the operation of their respective businesses within the United States of America, Canada and Mexico. The Parties developed and been following certain standard operating procedures in connecting with, among other topics, forecasting, production planning, ordering, delivering and resolving claims on the Products supplied to one another (the “Current SOPs”). The Parties will be updating their respective business systems over the next six months, and the updates to these business systems will require the Parties to modify the Current SOPs. Once the Parties have completed the updates to the business systems and agreed on the necessary modifications to the Current SOPs, the Parties will sign a written amendment to this Agreement appending the updated standard operating procedures (the “Updated SOPs”). Until the Parties have signed a written amendment appending the Updated SOPs, the parties will continue to follow the Current SOPs. The Parties will comply with the applicable SOPs in connection with the purchase and sale of products identified in a Purchase Schedule. The Parties may add terms and conditions to, and amend the terms and conditions of, the SOP in a Purchase Schedule, but any additional and amended terms and conditions in a Purchase Schedule supplementing and modifying the SOP will only apply the specific products identified in that Purchase Schedule for its duration.

4. Order and Priority of Interpretation. In the event of any conflict, inconsistency or ambiguity between two or more provisions in this Agreement, including the provisions in its Exhibits and Purchase Schedules, the provisions in the documents will govern, supersede and control over one another in the following order of priority: (1st) a Purchase Schedule with regards to the purchase and sale of the specific products identified in that Purchase Schedule for its duration; (2nd) the SOP; (3rd) any Exhibit to this Agreement but only with regards to specific subject matter of the Exhibit; and (4th) the main body of this Agreement prior to the signature page.

5. General Representations, Warranties and Covenants. A Party represents, warrant and covenants on the Effective Date and at all times during the Term that:

a.
The Party is formed, registered, licensed and operating its business in compliance with the laws of the United States of America, its states and territories, and any districts, municipalities and other political subdivisions of the foregoing (“Applicable Laws”).

b.
The Party is operating its business in compliance with a commercially reasonable code of ethics adopted by such Party.

c.
The Party may enter into and perform its obligations under this Agreement without being in conflict with, or in breach of, any other agreement of the Party.

d.
The Party is solvent, is capable of paying its debts as and when they become due and is paying its debts as and when due.

e.
The Party is not the subject of a criminal investigation nor a defendant in any criminal indictment, petition, complaint or proceeding that carries a potential sentence involving incarceration in excess of one year for any director or executive officer of the Party involved in the alleged criminal misconduct or a fine in excess of $100,000 USD.

A Party will promptly notify the other Party of any change in circumstance during the Term in which the Party is no longer in compliance with the foregoing general representations, warranties and covenants. An incident of actual, alleged or suspected non-compliance by a Party with a warranty under this Section being investigated, contested or corrected in good faith by the Party and which, regardless of outcome, will have no material adverse effect on the Party or its performance under this Agreement or on the other Party, will not be considered a breach of this clause. An incident of actual, alleged or suspected non-compliance by a

Party of this Section or any other Section of this Agreement will be grounds for the other Party to demand adequate assurances of performance as provided by Section 2-609 of the Illinois Uniform Commercial Code. A Party will have ten (10) days to provide adequate assurances of performance to the other Party in a form acceptable to the other Party in its good faith discretion.

6. Specific Product Warranties. Seller represents and warrants to Buyer that each product sold under this Agreement will at the time of delivery to Buyer:

a.
Be in new, undamaged and unadulterated condition free of any defects in design, materials and manufacture. Seller is not making any representation or warranty under this clause with regards to the design of a product to the extent the design constitutes, incorporates or otherwise embodies intellectual property that Buyer has represented and warranted to Seller is owned by Buyer and which Buyer has licensed to Seller to manufacture the product for Buyer.

b.
Have been manufactured and stored by Seller at a plant (and, if applicable under a Purchase Schedule, a warehouse) of Seller approved in the applicable Purchase Schedule prior to its delivery to Buyer.

c.
Has been manufactured, packaged, labelled, sold and delivered by Seller, and may be sold by Buyer in interstate commerce, in compliance with Applicable Laws, including without limitation with food safety regulations issued by the United States Food and Drug Administration that are applicable to the product. Seller will not be in breach of this warranty because an Applicable Law prohibits, restricts or imposes a charge on a product in a district, municipality or other political subdivision of the United States of America or its states or territories.

d.
Comply with the written specifications for the product identified in the applicable Purchase Schedule.

e.
Be fit for the purpose of packaging, selling or use in consuming food subject to qualifications and instructions on the use of the product in the written specifications for the product identified in the applicable Purchase Schedule.

f.
Be conveyed by Seller to Buyer with good and marketable title free and clear of all liens, encumbrances and claims arising by, through or under Seller.

g.
Not infringe on any patent, trademark, copyright, trade secret or other the intellectual property of any third-party registered or otherwise recognized and enforceable under Applicable Law. Seller is not making any representation or warranty under this clause with regards to the design of a product to the extent the design constitutes, incorporates or otherwise embodies intellectual property that Buyer has represented and warranted to Seller is owned by Buyer and which Buyer has licensed to Seller to manufacture the product for Buyer.

h.
Comply with any additional representations and warranties of Seller regarding the product in the applicable Purchase Schedule.

If a Buyer receives a product that fails to conform to these representations and warranties, the sole remedies of Buyer for the breach of warranty will be to: (1) reject and return the non-conforming product to Seller for a refund or credit, or a replacement conforming product, in the manner and time period provided in the SOP; (2) obtain reimbursement from Seller for actual, reasonable, substantiated out-of-pocket expenses incurred by Buyer in the recovery, return or disposal of a non-conforming product that is the subject of a mandatory product recall required under Applicable Laws or a voluntary withdrawal declared by Seller or approved by Seller (such approval not to be unreasonably withheld, conditioned or delayed); and (3) obtain indemnification from Seller for any Indemnified Claim arising from or related to the nonconforming product as provided in Section 7.

7. Indemnification.

a.
A claim that a Party (referred to at times in this Section as an “Indemnifying Party”) is required to defend and indemnify the other Party (referred to at times in this Section as an “Indemnified Party”) under this Agreement is referred to at times in this Section as an “Indemnified Claim”. Defense and indemnification under this Section will include, without limitation, (1) paying or reimbursing the actual, reasonable, substantiated out-of-pocket expenses incurred in connection with the investigation, defense and settlement of any civil, criminal or administrative action, suit, arbitration, mediation, hearing, audit, investigation or other proceeding threatened or commenced against an Indemnified Party on an Indemnified Claim (e.g., fees and expenses of attorneys, accountants, auditors, investigators, consulting experts, testifying experts and other consultants; fees and expenses of an arbitrator or mediator; filing fees and costs imposed by any court, administrative agency or other tribunal; etc.), and (2) satisfying any judgment, award, order, lien, levy, fine, penalty or other sanction imposed against an Indemnified Party on an Indemnified Claim.

b.
Seller will defend and indemnify Buyer against: (1) any third-party claim for personal injury, damage to tangible property or other loss to the extent caused by any actual or alleged breach of this Agreement by Seller, including, without limitation, any product supplied by Seller which fails to conform to the representations and warranties in this Agreement; (2) any third-party claim for personal injury, damage to tangible property or other loss to the extent caused by any actual or alleged negligence or other legally culpable misconduct of Seller in the design, manufacture, storage, sale or delivery of any product sold by Seller under this Agreement or in the performance of other obligation of Seller under this Agreement; (3) any third-party claim for actual or alleged infringement of a product sold by Seller under this Agreement or its design, manufacture, storage, packaging, sale or delivery by Seller under this Agreement or in the performance of any other obligation of Seller under this Agreement (except to the extent that the infringement is based on intellectual property that that Buyer has represented and warranted to Seller that Buyer owns and that Buyer has licensed to Seller and that Seller has used in compliance with the license terms in supplying the product); (4) the threat or imposition of any fine, penalty or other sanction by a governmental authority on Buyer to the extent caused by any actual or alleged violation by Seller of Applicable Law; or (5) any other matter that Seller has agreed to defend and indemnify Buyer against under a Purchase Schedule.

c.
Buyer will defend and indemnify Seller against: (1) any third-party claim for personal injury, damage to tangible property or other loss to the extent caused by any actual or alleged breach of this Agreement by Buyer; (2) any third-party claim for personal injury, damage to tangible property or other loss to the extent caused by any actual or alleged negligence or other legally culpable misconduct of Buyer in the purchase, storage, repackaging, resale or delivery of any product purchased from Seller under this Agreement or in the performance of other obligation of Buyer under this Agreement; (3) any third-party claim for actual or alleged infringement of a product sold by Seller under this Agreement or its design, manufacture, storage, sale or delivery by Seller under this Agreement or in the performance of any other obligation of Seller under this Agreement to the extent based on intellectual property that that Buyer has represented and warranted to Seller that Buyer owns and that Buyer has licensed to Seller and that Seller has used in compliance with the license term in supplying the product; (4) the threat or imposition of any fine, penalty or other sanction by governmental authority on Seller to the extent caused by any actual or alleged violation by Buyer of Applicable Law; or (5) any other matter that Buyer has agreed to defend and indemnify Seller against under a Purchase Schedule.

d.
As a condition of receiving defense and indemnification under this Section for an Indemnified Claim, the Indemnified Party must:

(1)
notify and tender the defense of an Indemnified Claim to the Indemnifying Party promptly after the Indemnified Party learns of the Indemnified Claim; and

(2)
provide information and cooperation reasonably requested by the Indemnifying Party in the investigation, defense, settlement and satisfaction of the Indemnified Claim. An Indemnifying Party will reimburse the Indemnified Party of any reasonable, actual, substantiated out-of-pocket expense incurred in providing the requested information or cooperation.

e.
If the Indemnifying Party accepts the tender of defense of an Indemnified Claim, with or without reservation, the Indemnifying Party will:

(1)
promptly notify the Indemnified Party of the acceptance of the tender of defense of the Indemnified Claim.

(2)
control the investigation, defense, settlement and satisfaction of the Indemnified Claim, including, without limitation, the selection of licensed, qualified and reputable attorneys and expert witnesses and all decisions over settlement and litigation strategy. The Indemnifying Party must act in good faith in exercising control over the investigation, defense, settlement and satisfaction of the Indemnified Claim.

(3)
Provide information reasonably requested by the Indemnified Party regarding the investigation, defense, settlement and satisfaction of the Indemnified Claim

f.
An Indemnifying Party, acting in good faith, may settle an Indemnified Claim for which it is responsible under this Agreement involving infringement on the intellectual property of a third-party by: (1) obtaining a license from the third-party allowing the required use of its intellectual property; (2) modifying a product, equipment or process in a manner which avoids infringing on the intellectual property of the third-party; or (3) voluntarily withdrawing the infringing product from the market and either refunding the amount paid by the Indemnified Party for the infringing product or replacing the infringing product with a non-infringing product.

g.
The Parties may disagree on whether a claim is an Indemnified Claim under this Agreement, which Party should be considered the Indemnifying Party and Indemnified Party for an Indemnified Claim or whether each Party is partially liable for an Indemnified Claim and how liability for such an Indemnified Claim should be allocated between them. In these and other circumstances in which an actual or potential conflict of interest exists or arises between the Parties with regards to an alleged or agreed upon Indemnified Claim that would preclude their joint representation by a single defense counsel, the Parties will endeavor in good faith to attempt to resolve the conflict. If the Parties are able to resolve the actual or potential conflict of interest, the Parties will memorialize the agreed upon resolution in a written joint defense agreement signed by officers of each Party and their joint defense counsel. If the Parties are unable to resolve the actual or potential conflict of interest, each Party may independently and separately investigate, defend, settle and satisfy the claim subject to their right to pursue payment or reimbursement for costs incurred in doing so from the other Party as provided in this Agreement.

8. Insurance. During the Term of this Agreement, each Party will maintain the following minimum types and amounts of insurance coverage during the Term of this Agreement:

a.
Commercial General Liability Insurance. Occurrence based coverage with a combined single limit of at least $10,000,000 per occurrence and in the aggregate for premises and operations; products and completed operations; contractual liability coverage for indemnities of a Party contained within this Agreement; broad form property damage (including completed operations); explosion, collapse and underground hazards; and personal injury. Requires additional insured endorsement and waiver of subrogation endorsement.

b.
Automobile Liability Insurance. Occurrence based coverage with a combined single limit of at least $10,000,000 per occurrence and in the aggregate for owned, non-owned, and hired automotive equipment of the Party. Requires additional insured endorsement and waiver of subrogation endorsement.

c.
Workers’ Compensation Liability Insurance. Occurrence based coverage providing benefits in the minimal amount required by Applicable Law for workplace and work related injuries and illnesses to the employees of a Party, including, without limitation, Workers Compensation Acts of applicable U.S. States, the U.S. Longshoremen’s and Harbor Workers Compensation Act and the U.S. Jones Act. Requires alternate employer endorsement and waiver of subrogation endorsement.

d.
Employers’ Liability Insurance. Occurrence based coverage with a limit of at least $10,000,000 per occurrence or any greater limits set by Applicable Law workplace and work related injuries and illnesses to the employees of a Party. Requires waiver of alternate employer endorsement.

e.
Property Insurance. Coverage providing “all risk” property insurance at the replacement value of the machinery, equipment, fixtures, tools, materials and other property of the Party. “All risk” coverage will include, by way of example and not limitation, loss or damage resulting from earthquakes, floods, wind, fire or other natural or weather-related phenomenon. Requires waiver of subrogation endorsement.

All insurers of a Party on such policies must have at all times an A.M. Best financial rating of at least “A-Minus VII”. An insuring Party may satisfy the required minimum amounts of insurance through a primary policy and one or more excess policies. All insurance of an insuring Party must be “primary and noncontributory” with respect to any insurance that the other Party may maintain, but only with respect to the negligence or other legal liability of the insuring Party.

An insuring Party must deliver the following written evidence of the required insurance coverage to the other Party (Attention: Risk Management), or its designated insurance monitoring service, within ten (10) of written request and at least thirty (30) days in advance of the expiration of a then current policy term (if a declaration or endorsement is not available from an insurer at the time requested or required, an insuring Party will provide them as soon as the declaration or endorsement is available from the insurer):

i.
Certificate of insurance confirming that the required insurance coverage and minimal limits are met for the extended, renewed or replacement policy term.

ii.
Declaration pages of insurance policy (or a copy of the binder until the declaration pages are available) confirming that the required insurance coverage and minimal limits are met for the extended, renewed or replacement policy term.

iii.
Copies of additional insured endorsements required for applicable policies in the name and for the benefit of: “[NAME OF OTHER PARTY], its parent, subsidiaries and affiliates; any lessors of the foregoing and any mortgagees, deed of trust beneficiaries and secured creditors of such lessors; and any successors and assignees of all of the foregoing.”

iv.
Copies of alternate employer endorsements and waiver of subrogation endorsements required for applicable policies in the name and for the benefit of: ““[NAME OF OTHER PARTY], its parent, subsidiaries and affiliates; any lessors of the foregoing and any mortgagees, deed of trust beneficiaries and secured creditors of such lessors; and any successors and assignees of all of the foregoing.”

A Party may maintain any level of deductible on required insurance coverage allowed by Applicable Law. A Party may also self-insure any of the required insurance coverage, in whole or in part, if allowed by Applicable Law during any period that the Party maintains a tangible net worth in excess of $100 million USD and maintains a professionally managed and adequately reserved for and funded self-insurance program.

9. Limitations on Liability.

a.
Disclaimer of Representations and Warranties. Each Party: (1) disclaims all representations and warranties regarding its products, performance, supplied information or business, whether oral or written, express or implied, arising by operation of law or otherwise, including, without limitation, the implied warranty of merchantability and the implied warranty of fitness for a particular purpose, other than those express representations and warranties of the Party in this Agreement; (2) acknowledges that the Party has not relied on, and will not rely on, any representations and warranties of the other Party regarding its products, performance, supplied information or business, whether oral or written, express or implied, arising by operation of law or otherwise, other than those express representations and warranties of the other Party in this Agreement; and (3) waives any claim that the Party may have based, in whole or in part, on any representations and warranties of the other Party regarding its products, performance, supplied information or business, whether oral or written, express or implied, arising by operation of law or otherwise, other than those express representations and warranties of the other Party in this Agreement. Notwithstanding the foregoing, Buyer is entitled to rely on (i) the descriptive information in transaction documents issued by either Party in the ordinary course of business during the Term identifying the ordered Products (e.g., the type and quantity of ordered products and scheduled date and location for delivery) and (ii) FDA guaranty letters and other similar written assurances in Seller’s standard forms certifying that a product complies with Applicable Laws issued by Seller to Buyers and other U.S. customers in the ordinance course of business during the Term.

b.
Exclusion of Indirect Damages; Waiver of Claim for Insured Damage or Loss. A Party that breaches this Agreement will only be liable to the other Party for direct damages arising from the breach. Each Party waives any right to recover consequential, incidental, indirect, exemplary, punitive or any other types of indirect damages from the other Party for a breach of this Agreement. Notwithstanding the preceding sentences, this Subsection will not limit the liability of a Party for any amount or type of damages for: (1) the defense and indemnification of an Indemnified Claim on which the Party is the Indemnifying Party; (2) infringement by the Party on the intellectual property of the other Party; (3) the unauthorized disclosure or use by the Party of the Confidential Information of the other Party; (4) payment or reimbursement of any amount expressly required to be paid or reimbursed by the Party under a provision of this Agreement; or (5) the intentional misconduct of the Party in violation of Applicable Laws.

c.
Force Majeure. A Party will not be considered in breach of this Agreement or liable to the other Party for any interruption or delay in performance under this Agreement to the extent caused by an event outside of the ability of the performing Party to foresee and avoid with the exercise of commercially reasonable efforts (such an event is referred to at times as an event of “Force Majeure”). Examples of events of Force Majeure include, without limitation: natural disasters; war; acts of terrorism; government action; accident; strikes, slowdowns and other labor disputes; shortages in or inability to obtain material, equipment, transportation or labor; any breach, negligence, criminal misconduct or other act or omission of any third-party; fire or other insured or uninsured casualty. A Party whose performance is interrupted or delayed by an event of Force Majeure will be excused from the interruption or delay in performance during the event of Force Majeure and for a commercially reasonable period of additional time after the event of Force Majeure that the Party needs to recover from the event of Force Majeure and restore performance. Notwithstanding the foregoing, a Party will only be excused for an interruption or delay in performance under this Subsection for an event of Force Majeure only if the Party (1) promptly notifies the other Party of the event of Force Majeure and provides information reasonably requested by the other Party regarding the event of Force Majeure, the efforts undertaken by the Party to foresee and avoid interruption or delay in its performance before the occurrence of the event, to mitigate interruption or delay in performance during the event, and to recover from and restore performance following the event; and (2) the Party exercises commercially reasonable efforts to mitigate, recover from and restore performance following the event of Force Majeure. During, and while recovering from and restoring performance following, an event of Force Majeure,

Seller will act in good faith in allocating its available manufacturing capacity to supply products to Buyer under this Agreement and any products to other customers of Seller. If an event of Force Majeure interrupts or delays Seller from supplying a product to Buyer under this Agreement in the quantities and timetable required by Buyer, Buyer may cancel any unfilled orders for the product with Seller and procure the required quantities of the product from one or more other sources until Seller has recovered from and restored its ability to perform following the event of Force Majeure. If the interruption or delay in the supply of a product to Buyer under this Agreement caused by an event of Force Majeure has exceeded, or is reasonably likely to exceed, thirty (30) days, Buyer may enter into longer term supply agreements or make other arrangements to procure the required quantities of the product from one or more other sources for a duration and on terms acceptable to Buyer in its good faith discretion. In such a circumstance, Buyer will not have to resume purchasing the product from Seller under this Agreement until Seller has recovered from and restored its ability to perform following the event of Force Majeure and the longer term agreements or other arrangements have expired or Buyer is able to end them without liability. This Subsection will not excuse nor extend a deadline by which a Party must pay an amount owed under this Agreement or Applicable Law or by which a Party must exercise any right or remedy under this Agreement or Applicable Law.

10. Confidential Information and Other Intellectual Property.

a.
The Parties anticipate exchanging Confidential Information (as defined in in the next Subsection) over the Term of this Agreement for the purpose of negotiating and entering into Purchase Schedules and amendments to this Agreement, transacting business with one in accordance with this Agreement and exercising their rights and performing their obligations under this Agreement (collectively referred to as the “Authorized Purpose”).

b.
The phrase “Confidential Information” means information meeting all of the following criteria:

1)
The information is a trade secret or other non-public, proprietary information owned by a Party or its direct and indirect subsidiaries under Applicable Law (this Party is referred to at times in this Section as the “Disclosing Party”); and

2)
The other Party (referred to at times in this Section as the “Receiving Party”) requests such information from the Disclosing Party for the Authorized Purpose during the Term (i.e., neither Party wants unsolicited Confidential Information from the other Party); and

3)
The Disclosing Party discloses such requested information to the Receiving Party during the Term either labelled as “Confidential” or words of similar intent, or describes the disclosed information in reasonable detail in a written notice to the Receiving Party delivered, either at the time of disclosure or within five (5) days of disclosure. If a Disclosing Party neglects to label or deliver timely written notice to the Receiving Party identifying the disclosed information as confidential in nature, the disclosed information will only be treated as Confidential Information under this Agreement if the Disclosing Party is able to demonstrate by clear and convincing evidence that the Receiving Party knew that the disclosed information was a trade secret or other non-public, proprietary information of the Disclosing Party at the time of disclosure.

The criteria in Clause (2) and Clause (3) will not apply to Confidential Information of a Disclosing Party observed or heard by a Receiving Party in a plant, warehouse, facility or system of the Disclosing Party. The existence and terms of this Agreement, and the existence, nature and extent of the business relationship between the Parties, will be considered the Confidential Information of each Party.

c.
The phrase “Confidential Information” also means the Know-How of a Disclosing Party and its direct and indirect subsidiaries that a Receiving Party and its direct and indirect subsidiaries learned of, acquired or otherwise used prior to the Effective Date. The phrase “Know-How” means trade secret and other confidential, proprietary information of a Party or its Affiliate concerning the manufacture, storage, packaging, marketing, sale and delivery of its products. Examples of Know-How may be in the form of drawings, equipment specifications, formulae, formulations, guidelines, manuals, methods, plans, policies, procedures, processes, properties and applications of raw materials and products, tools, dies and molds. A Receiving Party and its direct and indirect subsidiaries may continue to use the Know-How of the Disclosing Party and its direct and indirect subsidiaries in the possession of the Receiving Party and its direct and indirect subsidiaries as of the Effective Date for the Authorized Purpose and in connection with the operation of the business of the Receiving Party and its direct and indirect subsidiaries. Nothing in this Subsection or any other provisions of this Agreement will obligate a Party to disclose or license the use of its Know-How of any kind and in any form arising, discovered, acquired or developed after the Effective Date to the other Party.

d.
The phrase “Confidential Information” does not include, and there will not be any duties of confidentiality or other restrictions under this Agreement for, the following types of information:

(1)
Information which is or becomes available as part of the public domain through any means other than as a result of a breach of this Agreement by the Receiving Party; or

(2)
Information, other than Know-How received prior the Effective Date, which is known to the Receiving Party before the disclosure of the same information by the Disclosing Party; or

(3)
Information which is or becomes available to the Receiving Party from a third-party who is not under any duty to preserve the confidentiality of such information; or

(4)
Information which is furnished by the Disclosing Party to a third-party without imposing any duty on the third-party to preserve the confidentiality of such information; or

(5)
Information which is independently developed by the Receiving Party without the use of or reliance on any trade secret or other non-public, proprietary information provided by the Disclosing Party as Confidential Information under this Agreement or under any prior agreement between the Parties; or

(6)
Information that ceases to be a trade secret or other non-public, proprietary information of the Disclosing Party under applicable law through any means other than those enumerated above that does not involve nor result from a breach of this Agreement by the Receiving Party.

e.
A Party may request and disclose Confidential Information in any form or medium. Confidential Information may include, without limitation, information concerning the assets, liabilities, financing, financial statements, ownership, goods, services, customers, suppliers, marketing, manufacturing, equipment, software, technology, supply chain, business strategies, plans, models, policies, methods, processes, formulae, specifications, drawings, schematics, software and technical know-how of a Disclosing Party. A Receiving Party will take all commercially reasonable actions required to safeguard the Confidential Information of a Disclosing Party in the possession of such Receiving Party against the unauthorized disclosure or use of the Confidential Information by other persons. A Receiving Party will promptly notify the Disclosing Party if the Receiving Party learns of any unauthorized disclosure or use of the Confidential Information of the Disclosing Party by any person. A Receiving Party will cooperate in good faith with the Disclosing Party to prevent any unauthorized disclosure or use of the Confidential Information of the Disclosing Party by any person.

f.
A Receiving Party will not disclose nor use the Confidential Information of a Disclosing Party except as follows:

(1)
A Receiving Party may disclose Confidential Information of a Disclosing Party on a “need to know” basis to the Representatives of the Receiving Party who require such information for the

Authorized Purpose and in order for the Receiving Party and its Affiliates to comply with Applicable Laws, accounting standards and securities exchange requirements. Before making such a disclosure, the Receiving Party will advise the Representatives of the confidential nature of the information being shared and ensure that duties and restrictions are, or have been, imposed on the Representatives receiving the Confidential Information similar to those imposed on the Receiving Party under this Agreement. A Receiving Party will be liable for any breach of this Agreement by its Representatives. An “Affiliate” of a Party means a legal entity that owns and controls, or is owned and controlled by, or is under common ownership and control with, a Party (other than the other Party or any of its direct and indirect subsidiaries), with ownership and control of a legal entity being determined by the ownership of the majority voting interest in the legal entity. A “Representative” means the Affiliates of a Party and the directors, officers, managers, employees, accountants, attorneys, auditors and other agents and consultants of a Party and its Affiliates.

(2)
A Receiving Party may disclose Confidential Information of a Disclosing Party to a court, governmental entity or any other person in order for the Receiving Party and its Affiliates to comply with Applicable Laws, accounting standards and securities exchange requirements. If legally permissible and reasonably possible, a Receiving Party will notify the Disclosing Party prior to disclosing its Confidential Information pursuant to this Section and cooperate in good faith with any lawful efforts by the Disclosing Party to avoid or limit the disclosure of its Confidential Information. A Receiving Party will not be obligated to incur any liability, expense or risk in extending such cooperation to a Disclosing Party. Based on legal advice of its attorney, a Receiving Party may disclose the Confidential Information of the Disclosing Party by any deadline established under an Applicable Law, accounting standard and securities exchange requirement.

(3)
A Receiving Party may disclose and use the Confidential Information of a Disclosing Party to enforce or interpret this Agreement or any other agreement with the Disclosing Party in any arbitration, court or other legal proceeding. A Receiving Party may disclose and use this Confidential Information of a Disclosing Party to defend the Receiving Party or its Affiliates or their respective Representatives in any arbitration, court or other legal proceeding. In either circumstance, the Receiving Party will ensure that a protective order, agreement or other mechanism is in place to preserve the confidentiality of the Confidential Information.

(4)
A Receiving Party and its Representatives may disclose and use the Confidential Information for any other purpose consented to by a Disclosing Party in a written notice signed by an officer of the Disclosing Party delivered to the Receiving Party.

g.
In disclosing its Confidential Information to a Receiving Party, a Disclosing Party represents, warrants and covenants to the Receiving Party that:

(1)
The Disclosing Party owns and has the right to disclose and authorize the use of Confidential Information as provided in this Agreement.

(2)
The Receiving Party and its Representatives may use the Confidential Information of the Disclosing Party for the Authorized Purpose and other limited purposes provided in this Agreement.

(3)
The Disclosing Party will indemnify, defend and hold harmless the Receiving Party and its Representatives against any claim of a third-party that the disclosure and use of the Confidential Information of the Disclosing Party as provided in this Agreement infringes on a patent, trademark, copyright, trade secret or other intellectual property of the third-party registered in or otherwise recognized and enforceable under Applicable Laws.

Except for the limited representations and warranties in this Section, a Disclosing Party disclaims all other representations and warranties of any kind related to its Confidential Information, whether express, implied or arising by operation of law, including the disclaimer, without limitation, of any representation and warranties concerning merchantability, fitness for a particular purpose, truth, accuracy or completeness.

h.
The rights and obligations of the Parties under this Section with regards to disclosed Confidential Information will continue:

(1)
Until the earlier of (i) sixty (60) months from the date of disclosure to a Receiving Party or (ii) the date such information ceases to be considered Confidential Information under this Agreement, for Confidential Information that is not a trade secret of a Disclosing Party under Applicable Law; and

(2)
Until Confidential Information that is a trade secret of a Disclosing Party under Applicable Law ceases to be a trade secret of the Disclosing Party under Applicable Law.

i.
A Receiving Party will return or destroy all forms of Confidential Information of the Disclosing Party in the custody of the Receiving Party and its Representatives within ten (10) days of receipt of a written request from the Disclosing Party and after the expiration or earlier termination of this Agreement. This will include, without limitation, all copies, records, documents and other information representing, comprising, containing, referencing or created based on Confidential Information of the Disclosing Party. Notwithstanding the foregoing, a Receiving Party and its Representatives may retain copies of Confidential Information of the Disclosing Party which (x) the Receiving Party and its Representatives are required to retain to comply with Applicable Laws, accounting standards and security exchange requirements (but only for the duration and in the manner so required for this limited purpose); or (y) have been archived in electronic form by the Receiving Party and its Representatives and which would be unduly burdensome for the Receiving Party and its Representatives to have to search for and delete the Confidential Information of the Disclosing Party.

j.
Except for the limited right to disclose and use Confidential Information of a Disclosing Party for the Authorized Purpose and other purposes provided in the this Section and except for any license of intellectual property granted by a Disclosing Party to the Receiving Party in a Purchase Schedule, this Agreement does not grant a Receiving Party or its Representatives any right, title, interest or ownership in the Confidential Information of the Disclosing Party nor in any patent, trademark, copyright or other intellectual property of the Disclosing Party. As between the Parties during the Term, to be effective, the grant of any right, title, interest and ownership in and to any Confidential Information of Party or in an patents, trademarks, copyrights and other intellectual property of the Party must be in writing and signed by the chief executive officers of the Parties. During the Term, a Party will not develop intellectual property for, on behalf of, or in collaboration with, the other Party unless the Parties have entered into a Purchase Schedule or other separate written agreement signed by an officer of each Party.

11. Dispute Resolution.

a.
Negotiation. If a Party believes that the other Party has breached this Agreement or if there is a dispute between the Parties over the interpretation of this Agreement (a “Dispute”), the Parties will endeavor to resolve the Dispute through good faith negotiation for a period of thirty (30) days after a Party notifies the other Party of the Dispute and before either Party requests mediation or files litigation to resolve the Dispute.

b.
Mediation. If the Parties have been unable to resolve a Dispute through good faith negotiation as provided in the prior Subsection, a Party may request that the Parties attempt to resolve the Dispute through mediation by notifying the other Party with a copy to JAMS. The Parties will attempt to select a mutually acceptable JAMS mediator within ten (10) days of the notice requesting mediation. The mediation will be held in Lake County or Cook County, Illinois within thirty (30) days of the notice requesting mediation before a JAMS mediator and in compliance with JAMS mediation guidelines. Each party will bear its own costs in preparing for and participating in the mediation and one-half of the fees and expenses charged by JAMS for conducting the mediation.

c.
Litigation. If the Parties have been unable to resolve a Dispute through mediation as provided in the prior Subsection, a Party may file litigation against the other Party in a court of competent jurisdiction in the United States of America. With respect to litigation involving only the Parties or their Affiliates, the Parties irrevocably consent to the exclusive personal jurisdiction and venue of the U.S. federal and Illinois state courts of competent subject matter jurisdiction located in Lake County, Illinois or Cook County, Illinois and their respective higher courts of appeal for the limited purpose of resolving a Dispute, and the Parties waive, to the fullest extent permitted by law, any defense of inconvenient forum. The Parties waive any right to trial by jury as to any Disputes resolved through litigation. Notwithstanding the foregoing, a Party may file litigation to resolve a Dispute without undergoing either negotiation or mediation as provided in the prior Subsections for any Dispute involving: (i) infringement on intellectual property; (ii) the unauthorized use or disclosure of Confidential Information; or (iii) a request for a temporary restraining order, a preliminary or permanent injunction or any other type of equitable relief.

d.
Remedies. Except as expressly limited in the preceding Subsections and the other provisions in this Agreement, a Party may immediately exercise any rights and remedies available to the Party under Applicable Law upon a breach of this Agreement by the other Party. A Party will not suspend performance under or terminate this Agreement or any accepted purchase order for a product being purchased and sold under this Agreement unless: (1) the other Party is in material breach of this Agreement and has either refused to cure the material breach or has failed to cure the material breach within thirty (30) day of its receipt of written notice of the failure; and (2) the Parties have been unable to resolve the Dispute related to the material breach through negotiation or mediation, or the breaching Party has refused or failed to attempt to resolve the Dispute through negotiation or mediation, as provided in this Section. Notwithstanding the foregoing, a Party may suspend performance or terminate this Agreement or any accepted purchase order for a product being purchase and sold under this Agreement immediately on written notice to the other Party, and without providing the other Party an opportunity to cure the material breach or attempting to resolve a Dispute over the material breach by negotiation or mediation as provided in this Section, for a material breach by the other Party involving substantial harm to the reputation, goodwill and business of the non-breaching Party that cannot reasonably be avoided or fully redressed by providing the other Party an opportunity to cure the material breach.

e.
Late Fees and Collection Costs. If Buyer fails to pay Seller an amount owed under this Agreement by the invoice due date, then Buyer will owe Seller: (i) the delinquent amount; and (ii) a late payment fee equal to two percent (2%) of the delinquent amount for each full or partial calendar month past the invoice due date that the delinquent amount remains unpaid. In addition, if Seller has to file litigation to collect the amount owed and Seller prevails in the litigation, Buyer will reimburse Seller for actual, reasonable, substantiated out-of-pocket expenses incurred by Seller in collecting the delinquent amount and accrued late payment fees on the delinquent amount. Under no circumstance will the late payment fee payable to Seller exceed the amount that a creditor may lawfully impose on a debtor on a delinquent amount under Applicable Law.

12. Miscellaneous.

a.
Entire Agreement. This Agreement, including its appended Exhibits and Purchase Schedules entered into during the Term, constitutes the entire agreement between the Parties with respect to the sale of products by Seller to Buyer and the purchase of products by Buyer from Seller. This Agreement supersedes all prior and simultaneous representations, discussions, negotiations, letters, proposals, agreements and understandings, whether written or oral, with respect to this subject matter. This Agreement will not be binding on either Party unless and until signed by the chief executive officers of each Party. No handwritten or other addition, deletion or other modification to the printed portions of this Agreement will be binding upon either Party to this Agreement.

b.
Amendments. A Party may not amend nor supplement the terms and conditions in this Agreement through the inclusion of additional or different terms and conditions in any quotation, purchase order, invoice, bill of lading, letter, email or other document or communication. This Section does not prevent the reliance on the descriptive information in transaction documents identifying the ordered Products (e.g., the type and quantity of ordered products and scheduled date and location for delivery). No amendment of this Agreement will be valid or effective unless made in writing and signed and exchanged by the chief executive officers of the Parties. A Party may approve or reject a request for an amendment in its sole and absolute discretion.

c.
Waiver. The failure of either party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights shall not operate as a continuing waiver of such rights. No right or obligation under this Agreement will be considered to have been waived by a Party unless such waiver is in writing and is signed by an officer of the waiving Party and delivered to the other Party. No consent to or waiver of a breach by either Party will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach by such Party.

d.
Governing Law. This Agreement and all claims or causes of action arising out of or related to this Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of Illinois and the United States of America, without giving effect to its principles or rules of conflict of laws. The United Nations Convention on Contracts for the International Sale of Goods will not govern or otherwise be applicable to this Agreement.

e.
Severability. If any term of provision of this Agreement, or the application thereof shall be found invalid, void or unenforceable by any government or governmental organization having jurisdiction over the subject matter, the remaining provisions, and any application thereof, shall nevertheless continue in full force and effect.

f.
Assignment. This Agreement, its rights and obligations, is not assignable or transferable by either Party, in whole or in part, except with the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may transfer and assign this Agreement to any of its affiliates or in connection with any merger, consolidation or sale of assets without the other Party’s prior consent provided (a) that any such assignment will not result in the assigning Party being released or discharged from any liability under this Agreement, and (b) the purchaser/assignee will expressly assume all obligations of the assigning Party under this Agreement. The assigning Party will provide the other Party with written notice of such assignment prior to or promptly following the effective date of such assignment. A change of control shall be deemed an assignment requiring consent hereunder provided that any transfer or assignment that results in Seller’s and Buyer’s current common parent, Reynolds Group Holdings Limited, ceasing to control either party shall not require consent of the other party. The restrictions in this Section will not preclude a Party for authorizing an Affiliate to purchase or sell a product on behalf of a Party under this Agreement. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assignees of the respective Parties.

g.
Third Party Beneficiaries. Except as otherwise provided in a Purchase Schedule, there are no intended third-party beneficiaries of this Agreement.

h.
Good Faith and Cooperation. Except where this Agreement states that a Party may expressly exercise a right or render a decision in its “sole and absolute discretion”, a Party will exercise its rights under this Agreement in its good faith business judgment. A Party will perform its obligations under this Agreement in a commercially reasonable manner consistent with industry practices and in compliance with Applicable Law. A Party will promptly take such actions, provide such information and sign such documents as the other Party may reasonably request to obtain the benefits and exercise the rights granted, and to perform the obligations imposed, under this Agreement.

i.
Notices. Any notice required or permitted to be provided by a Party under this Agreement will be made to the notice address of the receiving Party set forth below or to an alternate notice address later designated by the receiving Party in accordance with this Subsection. Notices will be effective upon actual receipt by the receiving Party. An emailed notice will be effective against a receiving Party only if the Receiving Party acknowledge receipt of the emailed notice in a return notice to the notifying Party. A receiving Party agrees to acknowledge receipt of an email notice in good faith promptly following receipt. A Party may change its address for notice by giving notice to the other party Pursuant to this Subsection.

Address for notice to Seller:

Pactiv LLC

1900 West Field Court

Lake Forest, IL 60045

Attn: John McGrath, Chief Executive Officer

Email: jmcgrath@pactiv.com

For any notice concerning default or termination, with a copy to:

Pactiv LLC

1900 West Field Court

Lake Forest, IL 60045

Attn: Steven R. Karl, General Counsel

Email: skarl@pactiv.com

Address for notices to Buyer:

Reynolds Consumer Products LLC

1900 W. Field Court

Lake Forest, IL 60045

Attention: Lance Mitchell, Chief Executive Officer

Email: Lance.Mitchell@@ReynoldsBrands.com

For any notice concerning default or termination, with a copy to:

Reynolds Consumer Products LLC

1900 W. Field Court

Lake Forest, IL 60045

Attention: David Watson, General Counsel

Email: David.Watson@ReynoldsBrands.com

j.
Independent Contractors. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to: (a) give either Party the power to direct and control the day-to-day activities of the other Party, (b) establish the Parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow a Party to bind the other Party in any manner or otherwise create or assume any obligation on behalf of the other Party for any purpose whatsoever. A Party will not be considered an agent of the other Party.

k.
Non-Exclusive Supply Relationship. Except as may be provided in a Purchase Schedule, the Agreement is not evidence of, nor does it create, any form of exclusive supply relationship between the Parties concerning the purchase and sale of products. Except as may be provided in a Purchase Schedule and for the types and quantities of products in an accepted purchase order, nothing in the Agreement obligates a Party to sell or purchase any specified volume, market share or other minimum level of products during the Term.

l.
Construction. Unless the context otherwise requires, the following rules of construction will be applied to in the interpretation of the Agreement: (1) Headings are for convenience only and do not affect interpretation; (2) Singular includes the plural and vice-versa; (3) Gender includes all genders; (4) If a word or phrase is defined, its other grammatical forms have a corresponding meaning; (5) The meaning of general words is not limited by specific examples introduced by “includes”, “including” or “for example” or similar expressions; (6) The word “person” includes an individual, corporation, company, trust, partnership, limited partnership, unincorporated body, joint venture, consortium or other legal entity; (7) A reference in any Purchase Schedule or Exhibit to an Article, Section, Subsection or Clause is a reference to an Article, Section, Subsection or Clause in that Purchase Schedule or Exhibit unless otherwise identified; (8) Reference to a Purchase Schedule or Exhibit is a reference to a Schedule, Exhibit described, appended or otherwise identified in this Agreement; (9) A reference to conduct includes, without limitation, an omission, statement or undertaking, whether or not in writing; (10) A reference to a third-party is a reference to a person who is not a Party to this Agreement; (11) Where a period of time is specified for the performance of any act and dates from a given day or the day of an act or event, the period shall be exclusive of that date; and (12) the Parties agree that the Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were or have been given the opportunity to be represented by counsel, and each of whom had an opportunity to participate in, and did participate in, negotiation of the terms hereof. Accordingly, the Parties acknowledge and agree that the Agreement is not a contract of adhesion and that ambiguities in the Agreement, if any, shall not be construed strictly or in favor of or against either Party, but rather shall be given a fair and reasonable construction.

m.
Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Acceptance of this Agreement may be made by e-mail, mail or other commercially reasonable means showing the signatures of the chief executive officers of the Parties.

In witness whereof, Seller and Buyer have executed this Master Supply Agreement as of the Effective Date.

REYNOLDS CONSUMER PRODUCTS LLC, as Buyer

By: /s/ Lance Mitchell

Lance Mitchell

Chief Executive Officer

PACTIV LLC, as Seller

By: /s/ John McGrath

John McGrath

Chief Executive Officer

PURCHASE SCHEDULE

This Purchase Schedule dated November 1, 2019 (“Effective Date”) forms part of, and supplements and amends, the Master Supply Agreement dated November 1, 2019 (“Agreement”) between Pactiv LLC (“Seller”) and Reynolds Consumer Products LLC (“Buyer”). The Parties agree as follows:

1. Defined Terms. Capitalized terms and phrases not otherwise defined in this Purchase Schedule will have the same meaning ascribed to them in the Agreement. As used in this Purchase Schedule, the phrase “Affiliates” will mean the direct and indirect subsidiaries of a Party.

2. Commitment Period. This Purchase Schedule will commence on the Effective Date and will end on the earlier of: (a) December 31, 2024; or (b) an earlier termination date elected by a Party in a written notice delivered to the other Party as provided in Subsection 11(d) of the Agreement (the period of this Purchase Schedule is referred to at times as the “Commitment Period”).

3. Commitment to Purchase and Sell Products.

a.
During the Commitment Period, and subject to the limitations and exclusions in Section 4 of this Purchase Schedule, Seller will sell to Buyer, and Buyer will purchase from Seller, all quantities of the goods identified in Attachment 1 of this Purchase Schedule (each being a “Product”) reasonably required by Buyer and its Affiliates for the operation of their businesses in the United States of America and Canada. Products will be purchased and sold by the Parties during the Commitment Period on the prices and other terms and conditions set forth in this Purchase Schedule, the SOPs and the main body of the Agreement.

b.
Each Product which will display a brand name, symbol, graphic, text, trade dress and other design elements owned as a registered or unregistered trademark or copyright by Buyer or its Affiliate under Applicable Laws (collectively “Buyer Branding”) is referred to as a “Buyer Branded Product” and identified as such in Attachment 1. Except as authorized in writing by Buyer, Seller may not sell any Branded Products to anyone other than Buyer. Buyer grants Seller a non-exclusive, non-assignable, royalty-free license to use the Buyer Branding to manufacture and sell the Buyer Branded Products to Seller during the Commitment Period. Buyer represents, warrants and covenants to Seller at all times during the Commitment Period that: (1) Buyer or its Affiliate is the sole owner of the Buyer Branding; (2) Buyer may grant the intellectual property license in the Buyer Branding to Seller for the authorized purposes provided in this Subsection; (3) Seller may use the Buyer Branding for the authorized purposes in this Subsection free of any unreasonable interference by Buyer and its Affiliates and free of all claims of third-parties; and (4) Buyer will indemnify, defend and hold harmless Seller for any Indemnified Claims arising from or related to the Seller’s use of the Buyer Branding for the authorized purposes in this Subsection as provided in Subsection 7(b) of the Agreement.

c.
Each Product manufactured in accordance with, or incorporating any patented or other proprietary element of, a design or utility patent owned and registered to Buyer or its Affiliate under Applicable Laws (a “Buyer IP Right”) is referred to as a “Buyer Proprietary Product” and identified as such in Attachment 1. Except as authorized in writing by Buyer, Seller may not sell any Buyer Proprietary Products to anyone other than Buyer. Buyer grants Seller a non-exclusive, non-assignable, royalty-free license to use the Buyer IP Rights to manufacture and sell the Buyer Proprietary Products to Buyer during the Commitment Period. Buyer grants Seller a non-exclusive, non-assignable, royalty-free license to use the Buyer IP Rights to manufacture and sell the Buyer Proprietary Products to Buyer during the Commitment Period. Buyer represents, warrants and covenants to Seller that at times during the Commitment Period: (1) Buyer or its Affiliate is the sole owner of the Buyer IP Rights; (2) Buyer may grant the intellectual property license to Seller in the Buyer IP Rights for the authorized purposes provided in this Subsection; (3) Seller may use the Buyer IP Rights for the authorized purposes in this Subsection free of any unreasonable interference by Buyer and its Affiliates and free of all claims of third-parties; and (4) Buyer will indemnify, defend and hold harmless Seller for any Indemnified Claims arising from or related to the Seller’s use of the Buyer

IP Rights for the authorized purposes in this Subsection as provided in Subsection 7(b) of the Agreement.

4. Quantities. Notwithstanding anything in this Purchase Schedule or the balance of the Agreement to the contrary:

a.
Seller may decline to sell an ordered quantity of a Product to Buyer in the following circumstances without being in breach of this Agreement:

(1)
Seller is unable to sell the ordered quantity a Product in compliance with this Agreement by the delivery date required by Buyer in its purchase order because of an event of Force Majeure (provided Seller has complied with Subsection 9(c) of the Agreement).

(2)
Seller is unwilling to sell the ordered quantity of a Product because: (i) Buyer is delinquent in paying amounts owed Seller under the Agreement more than twice in any trailing twelve month period for periods in excess of ten (10) days following written notice; (ii) the amount payable for the ordered quantity of Product and all other ordered but unpaid quantities of Product exceed the then current credit limit of Buyer with Seller (which credit limit shall have been communicated to Buyer); or (iii) Buyer is otherwise in material breach of the Agreement beyond any required or permitted notice and cure period. Notwithstanding the preceding sentence, Seller will not suspend supplying Products to Buyer for a delinquent amount or material breach being disputed in good faith by Buyer unless (a) the Parties have completed at least the negotiation and mediation steps in the Dispute resolution process in Section 11 of the Agreement; or (b) Buyer has failed to provide adequate assurances of payment and performance requested by Seller as provided in Section 5 of the Agreement.

(3)
Seller is unwilling to sell the ordered quantity of a Product because the ordered quantity was not ordered in accordance with the SOP.

(4)
Seller is unable or unwilling to sell the ordered quantity of a Product in a calendar month because Seller has already accepted orders for or filled the Maximum Monthly Order Quantity of all Products in the same Product Category in the calendar month. Attachment 2 lists the Maximum Monthly Order Quantity of each Product Category.

(5)
Seller is unable or unwilling to sell the ordered quantity of a Product during any period that the Product is the subject of: (i) a product recall required by Applicable Laws; or (ii) a voluntary withdrawal declared or approved by Seller. In any of the foregoing circumstances, however, the Parties will work together in good faith and exercise commercially reasonable efforts to resume the purchase and sale of the Product after adequate assurances of performance have been provided by the responsible Party that the actual or alleged design or manufacturing defect, infringing element or other issue that gave rise to the product recall or voluntary withdrawal has been corrected. This Subsection will not relieve Seller of liability to Buyer for a product recall or voluntary withdrawal is caused by a breach of this Agreement by Seller.

b.
Buyer and its Affiliates may self-manufacture or purchase an ordered quantity of a Product from a source other than Seller in the following circumstances without Buyer being considered in breach of this Agreement:

(1)
Seller is unable to sell the ordered quantity a Product in compliance with this Agreement by the delivery date required by Buyer in its purchase order because of an event of Force Majeure.

(2)
Buyer is unwilling to purchase the ordered quantity of a Product from Seller because Seller is in material breach of the Agreement beyond any required or permitted notice and cure period.

(3)
Seller declines or fails to supply the ordered quantity to Buyer in breach of the Agreement.

(4)
Buyer is unable or unwilling to purchase the ordered quantity of a Product during any period that the Product is the subject of: (i) a product recall required by Applicable Laws; or (ii) a voluntary withdrawal declared or approved by Seller. In any of the foregoing circumstances, however, the Parties will work together in good faith and exercise commercially reasonable efforts to resume the purchase and sale of the Product after adequate assurances of performance have been provided by the responsible Party that the actual or alleged design or manufacturing defect, infringing element or other issue that gave rise to the product recall or voluntary withdrawal has been corrected. This Subsection will not relieve Buyer of liability to Seller for a product recall or voluntary withdrawal is caused by a breach of this Agreement by Buyer.

(5)
A customer of Buyer requires Buyer either to self-manufacture the ordered quantity of Product, or to purchase the ordered quantity of Product from a source other than Seller, for sale by Buyer to the customer. Buyer will act in good faith and exercise commercially reasonable efforts to persuade its customers to accept Products manufactured by Seller.

(6)
Seller is unable or unwilling to sell the ordered quantity of a Product in a calendar month because Seller has already accepted orders for or filled the Maximum Monthly Order Quantity of all Products in the same Product Category in the calendar month.

(7)
Buyer has elected to self-manufacture or purchase from a secondary source a Monthly Deficient Quantity of Products in a Product Category as provided in the next Section.

5. Case-Fill Standard.

a.
Seller will calculate and report the Case Fill Rate in each Product Category to Buyer within thirty (30) days of the end of each calendar month. The “Case Fill Rate” will mean the percentage of ordered cases of Products in a Product Category required to be filled in a calendar month that Seller actually fills in the calendar month. In calculating the Case Fill Rate of a Product Category, Seller will exclude the following orders:

(1)
Orders that Seller declines to accept, or that Seller is otherwise unwilling or unable to fill, for any reason provided in Subsection 4(a) of this Purchase Schedule.

(2)
Orders received by Seller less than the minimum order lead time in advance of the requested shipment or delivery date.

(3)
Orders on which Buyer requests a change less than three (3) days in advance of the requested shipment or delivery date.

(4)
Orders on which a Product is not filled at the direction of Buyer or its customer.

(5)
Orders cancelled by Buyer or its customer.

(6)
Orders for discontinued Products.

(7)
Orders for Products manufactured at the direction of Buyer for an agreed limited quantity after 105% of the agreed limited quantity has been supplied or the agreed limited period has been reached.

(8)
Orders that cannot be filled because of an error on the part of Buyer or its customer.

b.
If the Case Fill Rate in a Product Category is below ninety eight percent (98%) in three or more calendar months of a trailing twelve-month period of the Commitment Period, and Buyer has achieved Minimum Forecast Accuracy for the calendar months with a deficient Case Fill Rate, Buyer may elect on written notice to Seller to temporarily self-manufacture or purchase from a secondary source the average monthly quantity of Products in the Product Category by which Seller was deficient in meeting the 98% Case Fill Rate (the “Monthly Deficiency Quantity”). The phrase “Minimum Forecast Accuracy” will be at least seventy-five percent (75%) accuracy in Buyer’s forecasting of demand for a Product by shipping point as determined using the methodology agreed to by the Parties in the SOPs. Buyer may only self-manufacture or purchase from a secondary source those Products in a Product Category on which Seller was deficient in meeting the 98% Case Fill Rate in the Product Category and on which Buyer has achieved Minimum Forecast Accuracy for the calendar months with a deficient Case Fill Rate. The Monthly Deficiency Quantity of a Product Category will be adjusted on a monthly basis to reflect any improvement or decline in Seller meeting or exceeding a 98% Case Fill Rate for the Product Category and Buyer meeting or failing to meet the Minimum Forecast Accuracy.

Example: Seller was deficient in meeting the 98% Case Fill Rate on Products A and B in a Product Category by 10,000 net raw material pounds in June 2020, 15,000 net raw material pounds in August 2020 and 20,000 net raw material pounds in October 2020. Buyer achieved Minimum Forecast Accuracy for all calendar months with the deficient Case Fill Rate. Seller supplied all ordered quantities of Products C and D in the same Product Category. In November 2020, Buyer may elect to self-manufacture or purchase from a secondary source a Monthly Deficiency Quantity of 15,000 net raw material pounds of Products A and B. Buyer would not be able to self-manufacture or purchase from a secondary source any quantity of Products C and D.

c.
If Buyer elects to commence self-manufacture or purchase from a secondary source of the Monthly Deficiency Quantity in a Product Category, Buyer may continue to self-manufacture or purchase from a secondary source the Monthly Deficiency Quantity in the Product Category until Seller has provided Buyer with adequate assurances in a form reasonably acceptable to Buyer that Seller has corrected the issue(s) that caused Seller to fall below a 98% Case Fill Rate in the Product Category. If Buyer enters into a supply agreement with a secondary source for the Monthly Deficiency Quantity on commercially reasonably pricing, duration and other terms in order to mitigate its damages, Buyer will not have to resume purchasing the Monthly Deficiency Quantity from Seller under the Agreement until the supply agreement with the secondary source has expired or Buyer is able to end, or cease purchasing the Material Deficiency Quantity under the supply agreement, without liability. Buyer will enter into a supply agreement with a secondary source for a period reasonably estimated that Seller will need to correct the issue(s) that caused Seller to fall below a 98% Case Fill Rate in the Product Category. Buyer will not, however, enter into a supply agreement with a secondary source under this Section in excess of six (6) calendar months unless Seller has advised Buyer that Seller will need more than six (6) calendar months to correct the issues that caused Seller to fall below a 98% Case Fill Rate in the Product Category. Buyer may extend or renew a supply agreement as reasonably required to the extent Seller has not corrected the issue(s) that caused Seller to fall below a 98% Case Fill Rate in a Product Category by the end of the supply agreement.

d.
If Buyer self-manufactures or purchase from a secondary source a Monthly Deficiency Quantity, Seller will reimburse Buyer for the amount by which the actual, reasonable, substantiated costs incurred by Buyer to self-manufacture or purchase from a secondary source the Monthly Deficiency Quantity (including any additional warehousing and freight costs) exceed the amount that Buyer would have paid Seller under this Purchase Schedule for the same mix and quantity of Products. Seller will pay Buyer the reimbursement amount under this Subsection within thirty (30) days of receipt of Buyer’s invoice and substantiating documentation.

e.
If Buyer self-manufactures or purchase from a secondary source a Monthly Deficiency Quantity in a Product Category in a calendar month, but Seller still fails to achieve a 98% Case Fill Rate for the Product Category in the same calendar month in which Buyer has also achieved Minimum

Forecast Accuracy, Seller will reimburse Buyer for the actual, reasonable, substantiated costs amount of service penalties imposed on Buyer by its customers for the calendar month which are solely attributable to Seller’s case fill deficiencies. Notwithstanding the preceding sentence, if reimbursements under this Subsection will exceed, in the aggregate, one million U.S. dollars in a calendar year of the Commitment Period (prorated for any partial year of the Commitment Period), Seller will only have to reimburse Buyer for fifty percent (50%) of any reimbursement amount in excess of one million U.S. dollar. Seller will pay Buyer the reimbursement amount under this Subsection within thirty (30) days of receipt of Buyer’s invoice and substantiating documentation. Except as provided in this Subsection, Seller will not be liable for any other amount or type of customer service penalties under any circumstance.

6. Pricing.

a.
Price of Ordered Products. Seller will charge Buyer the price per case of a Product determined under this Section that is in effect on the delivery date of the Product specified by Buyer in its purchase order, inclusive of any price adjustments that occur between the purchase order date and the order delivery date. Attachment 1 sets out the initial price per case of each Product with order delivery dates occurring the last calendar quarter of 2019. During the Commitment Period Seller may only adjust the price per case of each Product to Buyer using the price adjustment mechanisms in this Purchase Schedule.

b.
Quarterly Price Adjustment for Changes in Raw Material Costs. On January 1, 2020 and on the first day of each of each subsequent calendar quarter of the Commitment Period (each a “Price Adjustment Date”), the price per case of a Product will be adjusted based on the increase or decrease in the average monthly published market price per pound of the primary raw material used in the manufacture of a Product using the following price adjustment methodology:

•
Step 1: Subtract the average monthly published market price per pound of the Raw Material of a Product over the applicable Base Measurement Period from the average monthly published market price per pound of the Raw Material of a Product over the applicable Current Measurement Period. The Raw Material of each Product is set forth in Attachment 1. Seller will obtain the average monthly published market price per pound of a Raw Material for the calendar months in the applicable Base Measurement Period and Current Measurement Period from the relevant Raw Material Publication listed in Attachment 1. If the average monthly published market price of a Raw Material is not calculated and reported in its Raw Material Publication as a price per pound, then Seller will convert the average monthly published market price of a Raw Material in the relevant metric (e.g., ingot; ton; etc.) into a price per pound in making the calculation under this Step 1. If the organization issuing a Raw Material Publication declares a non-market adjustment to the average monthly published market price per pound of the Raw Material in any calendar month of the Base Measurement Period or Current Measurement Period (a “NMA”) but the NMA is not reflected in all calendar months of the Base Measurement Period and the Current Measurement Period, Seller will apply the NMA to the average monthly published market price per pound of the Raw Material for all calendar months in the Base Measurement Period and Current Measurement Period in making the calculation under this Step 1.

•
Step 2: Multiply the amount determined under Step 1 by the net Raw Material weight per case of the Product in pounds as listed in Attachment 1.

•
Step 3: If the average monthly published market price per pound of the Raw Material of a Product increased from the applicable Base Measurement Period to the applicable Current Measurement Period, add the resulting amount from Step 2 to the price per case of the Product in effect immediately prior to the Price Adjustment Date. If the average monthly published market price per pound of the Raw Material decreased from the Base

Measurement Period to the Current Measurement Period, subtract the resulting amount from Step 2 from the price per case of the Product in effect immediately prior to the Price Adjustment Date. Round the resulting amount under this Step 3 to nearest two decimal places.

The chart below identifies the respective Price Adjustments Dates and their applicable Base Measurement Periods and Current Measurement Periods:

PRICE ADJUSTMENT DATE	QURTERLY PRICE PERIOD	BASE MEASUREMENT PERIOD	CURRENT MEASUREMENT PERIOD
January 1	January 1 through March 31	June through August of prior calendar year*	September through November of prior calendar year**
April 1	April 1 through June 30	September through November of prior calendar year	December of prior calendar year and January and February of current calendar year
July 1	July 1 through September 30	December of prior calendar year and January and February of current calendar year	March through May of current calendar year
October 1	October 1 through December 31	March through May of current calendar year	June through August of current calendar year

* For the first price adjustment on 01/01/2020, the Base Measurement Period will be July, August and September 2019.

** For the first price adjustment on 01/01/2020, the Current Measurement Period will be October and November 2019.

Example of Price Adjustment for Raw Material Cost Increase:

Price per case of Product as of 03/31/2020 = $40.00/case

Average monthly market price of Raw Material for Base Measurement Period= $1.10/lbs.

Average monthly market price of Raw Material for Current Measurement Period= $1.14/lbs.

Step 1: change in average monthly market price of Raw Material = $1.14/lbs. – 1.10/lbs. = $0.04/lbs. increase

Step 2: net Raw Material weight per case in pounds = 12.5 lbs. x $0.04/lbs. increase = $0.50/case increase

Step 3: $40.00/case + $0.50/case increase = $40.50/case as of 04/01/2020 after raw material price adjustment

Example of Price Adjustment for Raw Material Cost Decrease:

Price per case of Product as of 03/31/2020 = $40.00/case

Average monthly market price of Raw Material for Base Measurement Period = $1.14/lbs.

Average monthly market price of Raw Material for Current Measurement Period= $1.10/lbs.

Step 1: change in average monthly market price of Raw Material = $1.10/lbs. – 1.14/lbs. = $0.04/lbs. decrease

Step 2: net Raw Material weight per case in pounds = 12.5 lbs. x $0.04/lbs. decrease = $0.50 decrease

Step 3: $40.00 - $0.50 decrease = $39.50/case as of 04/01/2020 after raw material price adjustment

Example of Price Adjustment for Raw Material Cost Increase with NMA in Current Measurement Period Only:

Price per case of Product as of 03/31/2020 = $40.00/case

Average monthly market price of Raw Material for Base Measurement Period= $1.10/lbs.

Average monthly market price of Raw Material for Current Measurement Period = $1.24/lbs.*

* includes $0.10/lbs. NMA increase in all months of Current Measurement Period

Step 1: Raw Material cost change = $1.24/lbs. – 1.20**/lbs. = $0.04/lbs. increase

** increased value for Base Measurement Period by $0.10/lbs. NMA increase in Current Measurement Period

Step 2: net Raw Material weight per case in pounds = 12.5 lbs. x $0.04/lbs. increase = $0.50/case increase

Step 3: $40.00 + $0.50 increase= $40.50/case as of 04/01/2020 after raw material price adjustment

c.
Annual Price Increase. On January 1, 2020 and on January 1 of each subsequent calendar year of the Commitment Period, the price per case of a Product will be increased by the percentage in the “Annual Price Increase Percentage” column for the Product in the chart in Attachment 1.

d.
Invoice, Payment and Credit.

(i)
Seller will deliver an invoice to Buyer for ordered Products on or after the delivery date. Seller will waive its right to compensation if Seller fails to invoice Buyer within ninety (90) days of the delivery date.

(ii)
Buyer will pay Seller the price and any other amounts owed by Buyer on a transaction within thirty (30) days of invoice. Payments will be in U.S. dollars and must be made by ACH or another form of electronic funds transfer approved by Seller (i.e., payment by check is unacceptable). A payment will be considered made on the date the Buyer’s funds have been deposited in and credited to Seller’s account. Buyer may not offset or deduct against an invoiced amount for a claim arising on another transaction with Seller. If Buyer believes that there is a good faith basis to dispute payment of an invoiced amount in whole or in part (e.g., billing error; overage; damaged or defective product; etc.), Buyer must deliver a written notice to Seller on or before the invoice due date explaining that good faith basis for withholding the disputed amount and providing copies of any substantiating documentation. A failure by Buyer to submit a timely written notice to Seller by the invoice due date will be deemed a waiver of any defense to non-payment of the invoice amount owed and any claim against Seller on the transaction (other than for latent warranty defects that were not known and could not have been reasonably discovered and reported before the invoice due date). If Buyer disputes only a portion of an invoiced amount, Buyer will pay the undisputed portion of the invoiced amount to Seller on or before the invoice due date.

(iii)
Seller reserves the right in its sole but good faith discretion to determine the credit limit of Buyer. Seller may modify the credit limit and payment terms of Buyer in the event of a material adverse change in the financial condition of Buyer. Before exercising its right to modify the credit limit or payment terms in the event of such a material adverse change, Seller will request adequate assurances from Buyer as provide in Section 5 of the Agreement. If the Buyer provides adequate assurance to Seller as provided in that Section, Seller will defer any modification of the credit limit or payment terms.

7. Product Specifications and Addition, Removal and Modification of Products.

a.
Seller has provided Buyer on or before the Effective Date with the bills of material, engineering drawings, specifications and other design documents in electronic form required for the manufacture, packaging, labelling, storage, delivery and use of each Product (the “Specifications”).

b.
The Parties may only add a good as a Product under this Purchase Schedule, remove a good as a Product from this Purchase Schedule or modify the Specifications for a Product under this Purchase Schedule through a signed written amendment. If a Party proposes to amend this Purchase Schedule to add or remove a good as a Product or to make a Major Modification to a Product, the other Party may grant, condition or withhold its consent to the proposed change in its sole and absolute discretion. If a Party proposes to amend this Purchase Schedule to make a Minor Modification to a Product, the other Party will exercise good faith business judgment in deciding whether to grant, condition or withhold its consent to the proposed change. The phrase “Minor Modification” will mean a change in a Specification of a Product that will result in: (1) an increase or decrease in the number of units in a case of the Product; (2) a change in the Buyer Branding on the exterior of the Product or its packaging; or (3) any other change that does not require the other Party to incur any material cost, risk or liability or to acquire, develop or license any intellectual property (other than for Buyer Branding or a Buyer Patent as provided in this Purchase Schedule). The phrase “Major Modification” will mean any change in a Specification of a Product that is not considered a Minor Modification under the prior sentence. If a good is added to this Purchase Schedule through a signed written amendment, Seller will provide Buyer with a complete set of the Specifications of the added Product in electronic form on or before the effective date of such amendment. If a Product is modified through a signed written amendment, Seller will provide Buyer with a complete set of the updated Specifications of the modified Product in electronic form on or before the effective date of such amendment.

c.
If the Parties agree on adding a good as a Product under this Purchase Schedule or modifying a Product under this Purchase Schedule, the Parties will promptly memorialize the agreement in a signed written amendment to this Purchase Schedule. If the Parties are unable to agree on and sign a written amendment to this Purchase Schedule adding a good as a Product under this Purchase Schedule or modifying a Product under this Purchase Schedule within thirty (30) days of a Party requesting the addition or modification, then Buyer may elect to self-manufacture the additional or modified good or to purchase the additional or modified good from another source (subject to Seller’s right of first refusal in the next Subsection).

d.
If the parties are unable to agree as provided in Subsection (c) above, Seller will have a right of first refusal to match the price in an offer of a competitor to sell an additional or modified good to Buyer where the additional or modified good in question: (1) will be manufactured from a Raw Material for any Product being supplied under this Purchase Schedule; (2) is for the purpose of packaging, selling or use in consuming food; and (3) is not required to be manufactured in accordance with, or to incorporate any proprietary element (design or utility) owned by such competitor. In such case, before accepting a competitor’s offer to sell Buyer an additional or modified good, Buyer will present Seller with a true, accurate and complete copy of the competitor’s offer. Seller will have ten (10) days from receipt of the competitor’s offer in which to exercise Seller’s right of first refusal under this Section. If Seller notifies Buyer during the thirty (30) days period that Seller will sell the additional or modified good to Buyer at the price set forth in the competitor’s offer and otherwise on the terms and conditions in this Purchase Schedule, the SOPs and the main body of the Agreement, the Parties will promptly memorialize the agreement in a signed written amendment to this Purchase Schedule. If Seller does not notify Buyer during the thirty (30) days period that Seller will sell the additional or modified good to Buyer at the price set forth in the competitor’s offer and otherwise on the terms and conditions in this Purchase Schedule, the SOPs and the main body of the Agreement, Buyer may accept the competitor’s offer to sell the additional or modified good in question without being considered in breach of this Agreement.

8. Manufacture, Storage and Delivery of Ordered Products.

a.
Subject to Section 9, Seller may manufacture and store Products for sale to Buyer under this Purchase Schedule at any facility operated by Seller and its Affiliates in the United States of America, Canada and Mexico. Notwithstanding the preceding sentence, if Buyer is making a “Made in USA” claim on a Product as identified in the Specifications approved by the Parties from time to time, Seller will ensure that such a Product is manufactured in a facility in the United States of America. Except as provided in the prior sentence, Buyer will have sole responsibility and liability for a “Made in USA” claim on Product. During the Commitment Period, Seller anticipates manufacturing and storing Products for sale to Buyer primarily at the facilities of Seller listed in Attachment 2. Seller reserves the right to change the facility at which any Product is manufactured and stored for sale to Buyer under this Purchase Schedule. Seller will notify Buyer at least thirty (30) days in advance of any change in the facility at which a Product will be manufactured or stored for sale to Buyer under this Purchase Schedule. Seller will not be required to provide advance notice, however, if Seller initiates a temporary change in a manufacturing or storage facility: (a) to avoid, minimize or restore performance following a delay or interruption in the sale of a Product as a result of an event of Force Majeure or (b) to use available manufacturing or storage capacity at another facility for a period of thirty (30) days or less. Seller will be entitled to any cost savings, and will bear any increased costs, including increased or decreased freight, resulting from a change in the facility at which a Product will be manufactured or stored for sale to Buyer under this Purchase Schedule.

b.
Seller will deliver ordered Products to Buyer on an “Ex-Works” basis per INCOTERMS 2010 (“EXW”) at one of the manufacturing or warehouse facilities owned, leased or otherwise operated by Seller or its vendor identified in Attachment 2 (each being a “Delivery Point”). The specific Delivery Point for ordered Products will be identified in the accepted purchase order. Title and risk of loss of ordered Products will transfer from Seller to Buyer upon tender to Buyer or a third party carrier at the specified Delivery Point. Seller reserves the right to change the location of a Delivery Points under this Purchase Schedule. Seller will notify Buyer at least ninety (90) days in advance of any change in a Seller Destination under this Purchase Schedule. Seller will not be required to provide advance notice, however, if Seller initiates a temporary change in a Seller Destination to avoid, minimize or restore performance following a delay or interruption in the sale of a Product as a result of an event of Force Majeure. If Seller changes the Delivery Points for any reason other than an event of Force Majeure or at Buyer’s request and the Seller’s change in the Delivery Points results in an increase in the annual freight costs of Buyer either to its own facilities or to its customers, then Buyer may require Seller to pay, reimburse or credit Buyer for the actual substantiated out-of-pocket expenses of the increase in annual freight costs incurred by Buyer based on such change. Buyer must request payment, reimbursement or credit for such increase by delivering written notice to Seller within ninety (90) days of the end of each calendar year of the Commitment Period. Buyer must provide reasonable details and substantiation for the claimed increase in the written notice. Seller will pay, reimburse or credit Buyer for the increase within thirty (30) days of receipt of such written notice. Any disagreement over the claimed increase will be resolved through the Dispute resolution process provided in the Agreement.

9. Tolled Assets.

a.
If indicated on Attachment 3, some or all of the Products are expected to be manufactured on the equipment and tooling identified on Attachment 3 which is located in a manufacturing facility of Seller (the “Tolled Assets”). Seller will endeavor to use Tolled Assets to manufacture applicable Products as a general practice, but Seller may use its own equipment to manufacture Products in a circumstance where a required Tolled Asset is unavailable (e.g., undergoing maintenance or repair) or if use of Seller’s own equipment will allow Seller to achieve cost savings or operating efficiencies or otherwise improve its operations. Buyer represents, warrants and covenants to Seller that: (1) Buyer is the sole owner of the Tolled Assets; (2) Buyer grants Seller a license for the exclusive use of the Tolled Assets during the Commitment Period for the purpose of manufacturing Products for sale to Buyer under this Purchase Schedule and manufacturing goods, other than Buyer Branded Products and Buyer Proprietary Products, for sale to other customers of Seller; and

(3) Seller may use the Tolled Assets for the authorized purposes in this Section during the Commitment Period free of any unreasonable interference by Buyer and its Affiliates and free of all claims of third-parties. Buyer makes no other representations or warranties regarding the condition or operation of the Tolled Assets. Buyer shall indemnify Seller as set forth in Subsection 7(b) of the Agreement with respect to any breach by Buyer of, or inaccuracy in, the representations, warranties and covenants of Buyer in this Section.

b.
Seller, at its expense, will use, maintain and repair the Tolled Assets in compliance with their respective original equipment manufacturer instructions and Applicable Laws during the Commitment Period and in substantially the same used, but usable, condition, or in a better condition, than exists on the Effective Date of this Purchase Schedule, ordinary wear and tear, capital improvements and capital replacements excepted. Seller will not have to pay Buyer any royalty, rent or other compensation for the use, maintenance and repair of the Tolled Assets for the authorized purpose in this Section. Seller will not remove or relocate a Tolled Asset from the assigned manufacturing facility identified on Attachment 3 except as provided in this Section. Seller shall indemnify Buyer as set forth in Subsection 7(a) of the Agreement with respect to any Indemnified Claims arising from Seller’s use of the Tolled Assets.

c.
Buyer will perform all obligations, and bear all other expenses, of ownership of the Tolled Assets, including, without limitation, paying all property taxes and other government impositions on the Tolled Assets, insuring the Tolled Assets as provided in the Agreement and performing and paying for any capital improvements and capital replacements to the Tolled Assets required to maintain them in compliance with their respective original equipment manufacturers instructions and Applicable Laws and in substantially the same used, but usable, condition, or in a better condition, than exists on the Effective Date of this Purchase Schedule.

d.
Except for the limited licenses granted by Buyer to Seller under this Section, Buyer will retain all right, title, interest and ownership in the Tolled Assets. Buyer will provide Seller with signs to place and maintain signs on Tolled Assets to notify observers that the Tolled Assets are the personal property of Buyer. Buyer may also file a UCC-1 financing statement or other public notices required under Applicable Laws to inform third-parties of the ownership interest of Buyer in the Tolled Assets and to otherwise protect such ownership interest. Buyer may inspect a Tolled Asset during the Commitment Period to confirm that the Tolled Asset is being used, maintained and repaired by Seller in compliance with the license granted under this Section and to exercise any right and perform any other obligation of Buyer as the owner of the Tolled Asset upon reasonable advance notice to Seller and on a day and at a time selected by Seller in its good faith discretion within fifteen (15) days of receipt of such notice. Seller will not remove a Tolled Asset from the manufacturing facility listed in Attachment 3 except as provided in this Section.

e.
Seller may: (1) cease using a Tolled Asset that Seller no longer requires to perform its obligations under this Purchase Schedule on at least 90 days advance written notice to Buyer and require Buyer at its expense to remove the Tolled Asset from the Seller’s manufacturing facility; or (2) relocate a Tolled Asset to another manufacturing or storage facility of Seller in the same country at its expense on at least 90 days advance written notice to Buyer. Advance written notice will not be required if the cessation of use, removal or relocation of a Tolled Asset is the result of an event of Force Majeure, a material breach of the Agreement by Buyer beyond any permitted or required notice and cure period or material damage to the Tolled Asset requiring capital improvement or capital replacement to restore the Tolled Asset. Seller will endeavor in good faith to provide Buyer with such verbal and written notice as is reasonably practicable under these circumstances.

f.
Buyer will, at its expense, remove the Tolled Assets from the manufacturing facilities of Seller within 180 days of the end of the Commitment Period. In addition, Buyer may, at its expense, elect to remove a Tolled Asset from Seller’s facility on commercially reasonable advance verbal and written notice to Seller, and relocate the Tolled Asset to a facility owned or leased by Buyer or its Affiliate for self-manufacture of goods for Buyer and its Affiliates, (i) an event of Force Majeure during which

Seller is unable to use the Tolled Asset to supply Products to Buyer and its Affiliates, (ii) during a period that Seller is in material breach of the Agreement beyond any permitted or required notice and cure period, (iii) during a period that Buyer has elected to self-manufacture a Material Deficient Quantity under Section 5 of this Purchase Schedule, or (iv) to allow Buyer to perform capital improvement or capital replacement needed to restore the Tolled Asset.

g.
If any Tolled Assets are damaged due to Seller’s negligence or breach of this Agreement, Seller shall be responsible for repair of such damage. If any Tolled Assets are damaged by other causes, Buyer shall be responsible for repair of such damage.

h.
If Buyer is required or permitted to remove a Tolled Asset under this Section:

(1)
Seller will, acting in good faith, specify the day and time for Buyer to remove the Tolled Asset from Seller’s manufacturing facility. Buyer will be required to comply with the security, environmental, health, safety and other rules adopted by Seller for its vendors performing work with, and supplying goods and services to, the manufacturing facility.

(2)
Seller may elect to disassemble, package, store and deliver the removed Tolled Asset to Buyer at the loading dock or storage yard of a manufacturing or storage facility of Seller or Buyer. If Seller makes this election, Seller will not charge Buyer for any disassembly, packaging, storage and delivery of the removed Tolled Asset performed by Seller.

(3)
If Buyer fails to remove the Tolled Asset from Seller’s manufacturing facility by the specified removal deadline, Seller may, as its sole remedies, either (i) elect to purchase the Tolled Asset from Buyer any time thereafter by paying Buyer a price of one and no/100 U.S. dollar ($1.00) in “AS-IS, WHERE_IS, WITH ALL FAULT” conditions and without any other representations and warranties; or (ii) arrange for the removal and either the sale or other disposal of the Tolled Asset on behalf of, and at the sole expense, risk and liability of, Buyer as determined by Seller in its sole but good faith discretion.

10. Miscellaneous. This Purchase Schedule, the SOPs and the main body of the Agreement constitutes the entire agreement between the Parties with respect to the purchase and sale of the Products during the Commitment Period. This Agreement supersedes all prior and simultaneous representations, discussions, negotiations, letters, proposals, agreements and understandings, whether written or oral, with respect to this same subject matter. This Purchase Schedule may be executed in any number of counterparts, each of which shall be deemed an original as against the Party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument. Offer and acceptance of this Purchase Schedule may be made by e-mail, mail or other commercially reasonable means showing the signatures of an officer of the Parties.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE AND ATTACHMENTS FOLLOW

In witness whereof, Seller and Buyer have executed this Master Supply Agreement as of the Effective Date.

REYNOLDS CONSUMER PRODUCTS LLC, as Buyer

By: /s/ Lance Mitchell

Lance Mitchell

Chief Executive Officer

PACTIV LLC, as Seller

By: /s/ John McGrath

John McGrath

Chief Executive Officer

List of Attachments

Attachment 1 – Products and Initial Prices

Attachment 2 – Seller Manufacturing and Warehouse Facilities

Attachment 3 – Tolled Assets of Buyer in Seller Manufacturing Facilities

NON-COMPETE RESTRICTIONS DATED NOVEMBER 1, 2019

BETWEEN REYNOLDS CONSUMER PRODUCTS LLC AND PACTIV LLC

1. These Non-Compete Restrictions will form part of and supplement the Master Supply Agreement dated November 1, 2019 between Reynolds, as Seller, and Pactiv LLC, as Buyer, and the Master Supply Agreement dated November 1, 2019 between Pactiv, as Seller, and Reynolds, as Buyer (each an “MSA” and collectively the “MSAs”). Capitalized terms and phrases not otherwise defined in these Non-Compete Restrictions will have the same meaning ascribed to them in the respective MSAs. As used in these Non-Compete Restrictions, the phrase “Affiliate” means a direct or indirect subsidiary of a Party. A breach of these Non-Compete Restrictions by a Party or its Affiliate will represent a material breach of the MSAs. These Non-Compete Restrictions will commence on November 1, 2019 and end on the expiration or earlier termination of each of the MSAs.

2. The Parties and their respective Affiliates supply goods to some of the same customers in the United States of America, Canada and Mexico, but, because of their different business models, the Parties and their respective Affiliates do not currently compete with one another in the sale of those goods.

3. During the Term of the respective MSAs, Pactiv and its Affiliates will not sell products that Pactiv and its Affiliates sell Reynolds and its Affiliates under an MSA, nor goods that compete with those products, directly or through a distributor or other arrangement with a third-party, to groceries, supermarkets, convenience stores, mass merchants (including sales to Amazon and other e-commerce sites of goods for resale in individual consumer quantities bearing UPC codes on the exterior of the packaging), club stores (excluding Restaurant Depot, Smart & Final and Gordon Foodservice Marketplace or club store customers with similar business models) and other retail establishments in the United States of America and Canada for resale to consumers in those countries. Notwithstanding the preceding sentence, Pactiv and its Affiliates may manufacture goods in Mexico similar to the products that Pactiv and its Affiliates sell Reynolds and its Affiliates under an MSA, either directly or through a distributor or other arrangement with a third-party, and sell those goods to HEB and its affiliates in the United States of America and Canada for resale to consumers in those countries.

4. During the Term of the respective MSAs, Reynolds and its Affiliates will not sell products purchased under an MSA from Pactiv and its Affiliates, nor goods that compete with those products, either directly or through a distributor or other arrangement with a third-party, to businesses that operate restaurants and foodservice establishments, groceries, supermarkets, convenience stores, mass merchants (including sales to Amazon and other e-commerce sites of goods for resale in full case quantities bearing UPC codes on the exterior of the case), club stores and other retail establishments, and egg, meat, poultry, fish, produce, deli, bakery and other food suppliers and processors in the United States of America, Canada and Mexico for use by those businesses in preparing, packaging, selling or serving food for sale to consumers in those countries. By way of clarification, the preceding sentence will not preclude Reynolds and its Affiliates from selling Hefty tableware foam products that Pactiv and its Affiliates manufacture for Reynolds for its sale to Smart & Final and its affiliates in the United States of America.

5. During the Term of the respective MSAs, Reynolds and its Affiliates will not sell products that Reynolds and its Affiliates sell Pactiv and its Affiliates under an MSA, nor goods that compete with those products, directly or through a distributor or other arrangement with a third-party, to businesses that operate restaurants and foodservice establishments, groceries, supermarkets, convenience stores, mass merchants (including sales to Amazon and other e-commerce sites of goods for resale in full case quantities bearing UPC codes on the exterior of the case), club stores and other retail establishments, and egg, meat, poultry, fish, produce, deli, bakery and other food suppliers and processors in the United States of America, Canada and Mexico for use by those businesses in preparing, packaging, selling or serving food for sale to consumers in those countries.

6. During the Term of the respective MSAs, Pactiv and its Affiliates will not sell products purchased under an MSA from Reynolds and its Affiliates, nor goods that compete with those products, either directly or through a distributor or other arrangement with a third-party, to groceries, supermarkets, convenience stores, mass merchants (including sales to Amazon and other e-commerce sites of goods for resale in individual consumer quantities bearing UPC codes on the exterior of the packaging), club stores (excluding Restaurant Depot, Smart & Final and Gordon Foodservice Marketplace or club store customers with similar business models) and other retail establishments in the United States of America and Canada for resale to consumers in those countries.

7. During the Term of the respective MSAs, Reynolds and its Affiliates will not sell cutlery, plates, containers, straws and cups made from plastic, paper or any other raw material aside from aluminum, either directly or through a distributor or other arrangement with a third-party, to (a) HEB and its affiliates in the United States of America and Canada for resale to consumers in those countries, or (b) groceries, supermarkets, convenience stores, mass merchants, club stores and other retail establishments in Mexico for resale to consumers in Mexico (“Mexico Retailers”). By way of clarification, the preceding sentence will not preclude Reynolds and its Affiliates from selling: (i) cutlery, plates, containers, straws and cups that Pactiv and its Affiliates manufacture for Reynolds for its sale to HEB and its affiliates in the United States of America and Canada and resale by HEB and its affiliates to consumers in those countries, or (ii) goods other than such cutlery, plates, containers, straws and cups to HEB and its affiliates in the United States of America and Canada, and Mexico Retailers in Mexico, for resale to consumers in the respective countries.

8. Notwithstanding the restrictions in the prior Section, if Reynolds or its Affiliate receive an opportunity with a Reynolds multinational customer to sell cutlery, plates, containers, straws and cups made from plastic, paper or any other raw material aside from aluminum, either directly or through a distributor or other arrangement with a third-party, to a Mexico Retailer owned, controlled and operated by the Reynolds multinational customer for resale to consumers in Mexico and Pactiv or its Affiliate is not currently selling the product(s) in question, directly or indirectly, to that Mexico Retailer (a “New Business Opportunity”), Reynolds will offer Pactiv the opportunity to supply the product(s) for the New Business Opportunity. In such a circumstance, the Parties will engage in a good faith negotiation and attempt to agree on the pricing and other terms for the purchase and sale of the product(s) in question for the New Business Opportunity. If the Parties are able to agree on the pricing and other terms for the purchase and sale of the product(s) in question for the New Business Opportunity, the Parties will sign a Purchase Schedule to the MSA under which Pactiv is Seller and Reynolds is Buyer memorializing the agreement for Pactiv to supply the product(s) for the New Business Opportunity. If the Parties are unable to agree on the pricing and other terms for the purchase and sale of the product(s) in question within thirty (30) days of Pactiv receiving notice from Reynolds of the New Business Opportunity, then Reynolds may elect to self-manufacture the product(s) in question for the New Business Opportunity or source those product(s) from a competing supplier for the New Business Opportunity. If Reynolds receives and wishes to accept an offer from a competing supplier to supply the product(s) in question for the New Business Opportunity and the competing offer is for a higher price than Pactiv’s last best offer to Reynolds, Pactiv will have a right of first refusal to match the pricing in the competitor’s offer and supply the product(s) for the New Business Opportunity. Before Reynolds or its Affiliate accepts a competitor’s offer to supply the product(s) in question for the New Business Opportunity, Reynolds will present Pactiv with a true, accurate and complete copy of the competitor’s offer. Pactiv will have thirty (30) days from receipt of the competitor’s offer in which to exercise Pactiv’s right of first refusal under this Section. If Pactiv’s exercises its right of first refusal by notifying Reynolds within the thirty (30) days period, the Parties will sign a Purchase Schedule to the MSA under which Pactiv is Seller and Reynolds is Buyer for the supply of product(s) for the New Business Opportunity at the pricing in the competitor’s offer. If Pactiv does not exercise its right of first refusal by notifying Reynolds within the thirty (30) days period, Reynolds may accept the competitor’s offer and purchase the product(s) in question from the competitor solely for the purpose of reselling them to the Mexico Retailer for the New Business Opportunity. Nothing in this Section will permit Reynolds or its Affiliates to sell cutlery, plates, containers, straws and cups made from plastic, paper or any other raw material aside from aluminum, either directly or through a distributor or other arrangement with a third-party, to businesses that operate restaurants and foodservice establishments, groceries, supermarkets, convenience stores, mass merchants, club stores and other retail establishments, and egg, meat, poultry, fish, produce, deli, bakery and other food suppliers and processors for use by those businesses in preparing, packaging, selling or serving food for sale to consumers in Mexico.

9. During the Term of the respective MSAs, Pactiv and its Affiliates will not sell aluminum foil or aluminum containers, either directly or through a distributor or other arrangement with a third-party, to

Mexico Retailers for resale to consumers in Mexico. By way of clarification, the preceding sentence will not preclude Seller and its Affiliates from selling goods other than such aluminum foil or aluminum containers to Mexico Retailers for resale to consumers in Mexico.

10. Except as provided in the prior Sections, nothing in these Restrictions or the MSAs will preclude or restrain the Parties and their Affiliates from being able to competing with one another in the United States of America, Canada, Mexico or any other country.

In witness whereof, Reynolds and Pactiv have executed these Non-Compete Restrictions as of November 1, 2019.

REYNOLDS CONSUMER PRODUCTS LLC PACTIV LLC

By: /s/ Lance Mitchell By: /s/ John McGrath

Lance Mitchell John McGrath

Chief Executive Officer Chief Executive Officer

Attachment 1

Products and Initial Prices

The Raw Material column in the attached chart uses the following acronyms to describe the primary raw material used to manufacture a product:

•
Aluminum (identified by the acronym “AL” or “ALUM”).

•
C1S paper board (identified by the acronym “C1S”).

•
General purpose polystyrene resin (identified by the acronym “GPPS” or “PS”).

•
High impact polystyrene resin (identified by the acronym “HIPS”).

•
Molded fiber (identified by the acronym “MF” or “Fiber”).

•
Nylon No. 6 and Nylon No. 66 (identified by the acronym “Nylon”). For Raw Material price adjustments for Nylon, the Raw Material will be considered 50% Nylon No. 6 and 50% Nylon No. 66.

•
Polyethylene resin (identified by the acronym “PE”).

•
PE2S paper board (identified by the acronym “PE2S”).

•
Polyethylene terephthalate resin (identified by the acronym “PET”).

•
Polylactic acid resin (identified by the acronym “PLA”).

•
Polypropylene resin (identified by the acronym “PP” or “MFPP”).

•
Polyvinyl chloride resin (identified by the acronym “PVC”).

Seller will obtain average monthly market prices for each Raw Material from the following Raw Material Publications for use in calculating the price adjustments under this Purchase Schedule:

•
AL – based on Prime U.S. Midwest transaction price (equal to London Metals Stock Exchange (“LME”) plus U.S. Midwest premium)), with the relevant monthly price per ingot being converted to a price per pound for use in this Section.

•
C1S, MF and PE2S – Pulp & Paper Weekly (“PPW”), with the relevant monthly price per ton being converted to price per pound for use in this Section. SCN 58 groundwood will be used in calculating quarterly raw material price adjustments on MF Products.

•
GPPS, HIPS, Nylon, PE, PET, PP and PVC – Chemical Data Inc. (“CDI”) Petrochemical and Plastics Analysis for GPPS, HIPS, Nylon, PET, PP and PVC, with the relevant monthly price per pound for these resins being those available to large market Buyers in North America.

•
PLA – There is no Raw Material Publication available for PLA. Instead, the actual increase or decrease in the cost per pound of PLA charged to Seller will be used. Seller will not have to reveal the actual amount paid, however, for PLA.

If organization that has been issuing the Raw Material Publication for a Raw Material relied upon by the Parties to determine quarterly price adjustments of Products under this Purchase Schedule announces that the organization will cease publishing such information or ceases publishing such information or otherwise materially changes the manner, method and frequency of collecting, analyzing, determining and publishing such information or the Raw Material Publication otherwise no longer reasonably reflects increases or decreases in the market price of the Raw Material, either Party may request a modification to this price adjustment mechanism by delivering written notice to the other Party. The Parties will negotiate in good faith and attempt to agree upon the modified price adjustment mechanism within thirty (30) days of the date of receipt of the request. If the Parties are unable to agree on the modified price adjustment mechanism by the end of the thirty (30) day negotiation period, either Party may elect to resolve the Dispute through mediation or litigation as provided in Section 11 of the Agreement. Until the Parties sign a written amendment to this Agreement with a mutually acceptable modified price adjustment mechanism or until the Dispute over the modification to the price adjustment mechanism is resolved by entry of a final, unappealed and unappealable order of a court of competent jurisdiction, Seller may increase or decrease the price of a Product based on the change in the average actual monthly price per pound of the Raw Material of the Product over the applicable Base Measurement Period from the average actual monthly price per pound of the Raw Material of the Product over the applicable Current Measurement Period. Seller will not have to disclose its actual Raw Material costs to Buyer in such a circumstance. Upon request of Buyer, Seller will allow an independent auditor mutually acceptable to the Parties to review the actual Raw Material costs of Seller on a confidential basis for the relevant measurement period to confirm the accuracy of Seller’s calculation of the price adjustment.

Product Category	Product Number	Product Description	Seller Stock Product, Buyer Branded Product or Buyer Proprietary Product	Units Per Case	Raw Material Type	Net Raw Material Weight per Case in Pounds	Price Per Case in USD for Deliveries 11/01/2019 through 12/31/2019	Annual Price Increase Percentage
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

End of Attachment

Attachment 2

Seller Manufacturing Facilities and Warehouse Facilities

Seller Manufacturing Facility	Product Group	Product	Maximum Monthly Quantity Of Product Category at Manufacturing Facility Available for Buyer in Net Raw Material Pounds (assumes similar product mix to product mix in 2019)
[*]	[*]	[*]	[*]

* QUAD Cups: Maximum Monthly Quantity for QUAD cups is for 2020 only. Notwithstanding anything in this Purchase Schedule or the Agreement to the contrary:

1)
Buyer may (but will not be obligated to) purchase QUAD cups from Seller after 2020.

2)
Buyer may self-manufacture QUAD cups in any quantity and for any reason after 2020 without being in breach of this Agreement. The Parties anticipate that Buyer will commence self-manufacture after 2020 based on Buyer anticipated purchase and installation of additional cup manufacturing equipment in 2020.

3)
From time to time during the Commitment Period after 2020, Buyer may submit a forecast to Seller requesting that Seller reserve a portion of the manufacturing capacity to manufacture and sell one or more of the listed QUAD Cups to Buyer on the terms provided in this Purchase Schedule. Seller will exercise good faith and commercially reasonable efforts to accommodate Buyer’s request.

Warehouse Facility
Bakersfield, CA
Bolton, ON
Canandaigua, NY
Covington, GA
Frankfort, IL
San Bernardino, CA
Temple, TX
Woodridge, IL

End of Attachment

Attachment 3

Tolled Assets of Buyer in Manufacturing Facilities of Seller

Tolled Asset Number	Tolled Asset Description	Manufacturing Facility
[*]	[*]	[*]

End of Attachment

AMENDMENT TO PURCHASE SCHEDULE

This Amendment dated as of January 15, 2022, to the Purchase Schedule dated November 1, 2019 to the Master Supply Agreement dated November 1, 2019 (“Agreement”) between Reynolds Consumer Products LLC (“Seller”) and Pactiv LLC (“Buyer”). The Parties agree as follows:

1. Capitalized terms and phrases not otherwise defined in this Amendment will have the same meaning ascribed to them in the Agreement, including the Purchase Schedule.

2. Section 6.b. is modified to add the following paragraph:

Notwithstanding anything hereinabove to the contrary, for the first calendar quarter of 2022 only, the Price Adjustment Date will be February 1, 2022. The Quarterly Price Period, the Base Measurement Period and the Current Measurement Period will not change. On or before February 15, 2022, the Parties shall agree upon a true-up adjustment amount for the period from January 1, 2022 through January 31, 2022. The true-up adjustment amount shall be the difference between (i) the price per case for a Product from January 1, 2022 through January 31, 2022 and (ii) what the price per case for a Product would have been had the Price Adjustment Date been January 1, 2022.

3. Section 6.c. is deleted in its entirety and replaced with the following:

Annual Price Increase. On January 1, 2020 and on January 1 of each subsequent calendar year of the Commitment Period, the price per case of a Product will be increased by the percentage in the “Annual Price Increase Percentage” column for the Product in the chart in Attachment 1; provided, however, that for the period from January 1, 2022 to December 31, 2022, the price per case of a Product will not be increased as provided above, but in lieu of such annual price increase Buyer agrees to pay Seller on January 18th 2022 and on the first day of each subsequent calendar quarter during calendar year 2022, the amount of Two Million, Six Hundred Ten Thousand Dollars ($2,610,000). Buyer and Seller agree to meet in June 2022 and discuss in good faith whether an adjustment to the quarterly payment is appropriate.

4. Except as set forth above, the terms of the Agreement, including the Purchase Schedule, remain in full force and effect.

5. This amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by electronic signature, facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this amendment.

IN WITNESS WHEREOF, the Parties have executed this amendment as of the 15th day of January, 2022.

Pactiv LLC

By: /s/ Michael J. King

Name: Michael King

Title: Chief Executive Officer

Reynolds Consumer Products LLC

By: /s/ Lance Mitchell

Name: Lance Mitchell

Title: Chief Executive Officer

SECOND AMENDMENT TO PURCHASE SCHEDULE

This Second Amendment (the “Second Amendment”), dated as of March 31, 2023, amends that certain Purchase Schedule dated November 1, 2019 to the Master Supply Agreement dated November 1, 2019 (“Agreement”), as amended by that certain Amendment to Purchase Schedule dated January 15, 2022 (“First Amendment”), between Pactiv LLC (“Seller”) and Reynolds Consumer Products LLC (“Buyer”). The Parties agree as follows:

1. Definitions. Capitalized terms and phrases not otherwise defined in this Second Amendment will have the same meaning ascribed to them in the Agreement, including the Purchase Schedule.

2. Elimination of SOP References. Section 3 of the Agreement is hereby deleted, and all references to the SOPs in the Agreement shall be removed. The following references to the SOPs are removed from the Purchase Schedule:

a. “the SOPs” from Section 3(a);

b. Section 4(a)(3) to be deleted in its entirety;

c. “in the SOPs” from line 8 of Section 5(b);

d. “the SOPs” from line 11 and line 15 of Section 7(d); and

e. “the SOPs” from line 1 of Section 10.

3. Term Extension. Section 2 of the Purchase Schedule is amended and restated in its entirety as follows:

This Purchase Schedule will commence on the Effective Date and will end on the earlier of (a) December 31, 2024; or (b) an earlier termination date elected by a Party in a written notice delivered to the other Party as provided in Section 11(d) of the Agreement (the period of this Purchase Schedule is referred to at times as the “Commitment Period”), except that the Commitment Period with respect to polystyrene foam Products sold by Seller to Buyer shall instead extend until the earlier of: (a) December 31, 2027; or (b) the earlier termination date elected by a Party in a written notice delivered to the other Party as provided in Section 11(d) of the Agreement.

4. Revised COLAs. Section 6(c) of the Purchase Schedule is deleted in its entirety and replaced with the following:

Cost of Living Adjustments for the Period through April 30, 2023. On June 1, 2023, Buyer will pay Seller a true up on the price per case of a Product for the period from July 1, 2022 through April 30, 2023 based upon actual sales. The true-up adjustment amount shall be the increased price per case for a Product from July 1, 2022 through April 30, 2023, multiplied by the number of cases of such Product sold to Buyer during such period. For the period July 1, 2022 through July 31, 2022, the net balance due to Seller in association with the true-up shall be reduced by 50%. The amount of the increased price per case shall be as set forth in Attachment 1 to the Second Amendment to this Purchase Schedule. The net balance due to Seller shall further be reduced by an amount equal to $4,766,668.50, representing a credit for amounts prepaid by Buyer for the period from July 2022 through December 2022 (with a 50% reduction for the July portion), as well as by an additional credit for each case of Product sold to Buyer during the period from March 1, 2023 through April 30, 2023 as shown on Attachment 1.

New Prices Beginning May 1, 2023. Attachment 4 to the Second Amendment to this Purchase Schedule sets forth the prices that shall apply for the sale of Products hereunder on and after May 1, 2023. Those prices include all applicable adjustments until the next quarterly raw materials adjustment under Section 6(b) on July 1, 2023 and the first non-raw material price adjustment beginning on [*].

Non Raw Material Price Adjustments Beginning [*]. Beginning [*], there will be [*] non-raw material price adjustments with full inflationary and deflationary pass through. For the [*] price adjustment, the Base Period will be [*] and the Current Period will be [*]. Thereafter, cost adjustments will be based on the prior [*] with a two-month lag such that, beginning on [*] (each an “Adjustment Date”), the non-raw material price per case of a Product will be adjusted by the Non-Raw Material Cost Adjustment. The “Non-Raw Material Cost Adjustment” is as set forth on Attachment 3 to the Second Amendment to this Purchase Schedule. The applicable Base Period and the Current Period are set forth in the chart below. For clarity, the adjustment under this paragraph will be applied to the price applicable during the previous quarter, and then the raw material adjustment pursuant to Section 6(b) with respect to the quarter beginning on the applicable Adjustment Date shall occur.

The chart below identifies the respective Adjustments Dates, Base Periods and Current Periods for non-Raw Material price adjustments:

ADJUSTMENT DATE	PRICE PERIOD	BASE PERIOD	CURRENT PERIOD
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

Supplemental Price Adjustment. In addition to the price adjustments being made under this Section 6, Seller will implement a one-time three percent (3%) increase on polystyrene foam Products on January 1, 2025, in addition to any other pricing adjustments that are effective on the same date.

5. New Foam Production Schedule. Attachment 2 to this Second Amendment replaces Attachment 2 to the Agreement, with respect to polystyrene foam production as identified by product category by plant location.

6. Additional Foam Terms. During each year of the Commitment Period, and subject to the terms and conditions of the Agreement, including the limitations and exclusions in Section 4 of the Purchase Schedule, Buyer is required to purchase [*] pounds of its polystyrene foam Product needs from Seller, with per plant location quantities set forth in Attachment 2, but Buyer is not required to purchase the full [*] pounds if its business requirements are less. For any Buyer foam needs in excess of [*] pounds, Buyer reserves the right to supplement polystyrene foam purchases from Seller, through third parties or via self-manufacture; provided, however, Buyer shall be responsible for any raw materials, work in progress or finished goods inventory that are unique to those foam Products forecasted for purchase by Buyer (collectively, “WIP”). Notwithstanding the above, as to the [*] pound polystyrene foam purchase requirement, beginning on January 1, 2024, Buyer shall have the right to qualify third party suppliers to provide up to [*] pounds of its polystyrene foam in each calendar year, which amounts shall count against such [*] pound purchase requirement to the extent they do not exceed [*] pounds (the “Qualification Cap”), except that the Qualification Cap may be exceeded to the extent that Buyer has requested such supply from Seller in writing and Seller responds in writing that it is unable or unwilling to provide such supply (any such excess, the “Excess Amount”). Following any year in which Buyer’s purchases of Products from Seller hereunder are below the lesser of [*] pounds or the amount so purchased in the prior year, then Seller shall have the option to revise Attachment 2 to alter the maximum production amounts by location and product to account for such reduction for the remainder of the Commitment Period; provided, that such revision of Attachment 2 does not reduce the aggregate minimum amount across all locations; provided, further, that if any such revision materially increases Buyer’s costs, then the Parties shall meet and discuss in good faith mutually agreeable accommodations to address Buyer’s concerns. If, in any given calendar year of the Commitment Period, Buyer purchase less than [*] pounds (which amount shall be reduced by any Excess Amount in any given year) of Product from Seller hereunder and such shortfall (i) is due to weakened market demand, then the Parties shall meet and discuss in good faith revisions to the pricing of Products hereunder to address absorption losses by Seller or (ii) is due to Buyer exceeding the Qualification Cap, then Seller shall have the right to fully reprice its portfolio of Products hereunder and the Agreement shall be amended to reflect such repricing. If the Parties are not able to agree on appropriate revisions to the Agreement following repricing discussions under clause (i) of this Section, then Seller shall have the right to terminate the Agreement on 180 days’ prior written notice if such negotiations do not produce an appropriate solution, in its sole discretion, within 60 days. Upon such termination, the only remaining liability of each Party to the other shall be for unpaid purchase price of Products delivered hereunder, and for WIP as provided above, in each case accrued prior to such termination.

7. Foam Production Maximization. The Parties agree that portfolio optimization for Buyer, including changes to units per case and count per unit, will be determined by good faith negotiations and mutual agreement and unless agreed will not trigger a change in the price per pound. Tooling for new items will be paid by the Buyer and items will be priced based on rates of comparable items in the portfolio. For example, if Buyer redesigns the rim pattern on a 9” plate, so long as the redesign does not materially impact line time, stack price or weight, then Buyer will pay the existing price for 9” plates.

8 Corrections to Attachments. On or before April 14, 2023, either Party may request changes to any of the Attachments to this Second Amendment if, in the reasonable opinion of the requesting Party, such changes are necessary to correct an error or clarify an ambiguity in the Attachments. The changes shall be effective if the non-requesting Party consents, but such consent may not be unreasonably withheld, conditioned or delayed.

9. No Other Modifications. Except as set forth above and in the First Amendment to the Restrictions, the terms of the Agreement, including the Purchase Schedule, as amended, remain in full force and effect.

10. Counterparts. This Second Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Second Amendment by electronic signature, facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Second Amendment the 31st day of March, 2023.

Pactiv LLC

By: /s/ Michael J. King

Name: Michael King

Title: Chief Executive Officer

Reynolds Consumer Products LLC

By: /s/ V. Lance Mitchell

Name: Lance Mitchell

Title: Chief Executive Officer

ATTACHMENT 1

COLA TRUE-UP

Product	Increased Price Per Case	Credit Per Case for March and April 2023
See attached Excel.	As set forth under column F, entitled “COLA Price per Case” under tab “Attachment #1.”	As set forth under column F, entitled “Mar/Apr COLA Credit per Case” under tab “Attachment #1 Credit.”

Pursuant to Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Excel file referred to in the above table has not been filed.

ATTACHMENT 2

FOAM PRODUCTION AS IDENTIFIED BY PRODUCT CATEGORY BY PLANT LOCATION

See Attached Excel.

Pursuant to Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Excel file referred to in the above table has not been filed.

ATTACHMENT 3

NON-RAW MATERIAL COST ADJUSTMENT

“Non-Raw Material Cost Adjustment” means, with respect to a Product, the amount, expressed as a percentage, equal to the sum of the applicable Corrugate Adjustment, Labor Adjustment, Energy Adjustment and Freight Adjustment.

“Corrugate Adjustment” means, with respect to a Product, the amount, expressed as a percentage, obtained by multiplying (x) the amount obtained by subtracting 100% from the amount obtained by dividing the average Corrugate Index Amount during the Current Period by the average Corrugate Index Amount during the Base Period by (y) the Corrugate Percentage set forth opposite the applicable Product category below.

“Corrugate Index Amount” means the monthly index value of Series Identification Number PCU3222113222110, PPI Industry Data for Corrugated and Solid Fiber Box Manufacturing: Corrugated and Solid Fiber Boxes, Including Pallets reported by the U.S. Bureau of Labor Statistics.

“Energy Adjustment” means, with respect to a Product, the amount, expressed as a percentage, obtained by multiplying (x) the amount obtained by subtracting 100% from the amount obtained by dividing the average Energy Index Amount during the Current Period by the average Energy Index Amount during the Base Period by (y) the Energy Percentage set forth opposite the applicable Product category below.

“Energy Index Amount” means the monthly index value of Series Identification Number WPSFD412, PPI Industry Data for Final Demand Energy reported by the U.S. Bureau of Labor Statistics.

“Freight Adjustment” means, with respect to a Product, the amount, expressed as a percentage, obtained by multiplying (x) the amount obtained by subtracting 100% from the amount obtained by dividing the average Freight Index Amount during the Current Period by the average Freight Index Amount during the Base Period by (y) the Freight Percentage set forth opposite the applicable Product category below.

“Freight Index Amount” means the monthly index value of Series Identification Number PCU4841214841212, PPI Industry Data for General Freight Trucking: Long Distance Truckload reported by the U.S. Bureau of Labor Statistics.

“Labor Adjustment” means, with respect to a Product, the amount, expressed as a percentage, obtained by multiplying (x) the amount obtained by subtracting 100% from the amount obtained by dividing the average Labor Index Amount during the Current Period by the average Labor Index Amount during the Base Period by (y) the Labor Percentage set forth opposite the applicable Product category below.

“Labor Index Amount” means the monthly index value of Series Identification Number CES0500000003, PPI Industry Data for Average Hourly Earnings of All Employees, Total Private reported by the U.S. Bureau of Labor Statistics.

Product	Corrugate %	Energy %	Freight %	Labor %
CupPaper	[*]%	[*]%	[*]%	[*]%
MFPP	[*]%	[*]%	[*]%	[*]%
MOLDED FIBER	[*]%	[*]%	[*]%	[*]%
NYLON	[*]%	[*]%	[*]%	[*]%
PAPER	[*]%	[*]%	[*]%	[*]%
PE	[*]%	[*]%	[*]%	[*]%
PET	[*]%	[*]%	[*]%	[*]%
PETCUPS	[*]%	[*]%	[*]%	[*]%
PPHOMOPOLYMER	[*]%	[*]%	[*]%	[*]%
PSCRYSTAL	[*]%	[*]%	[*]%	[*]%

PSHIPS	[*]%	[*]%	[*]%	[*]%
PVC	[*]%	[*]%	[*]%	[*]%

ATTACHMENT 4

NEW PRICE SHEET

Product	New Price
See attached Excel.	As set forth under column H, entitled “May 2023 Pricing” under tab “Attachment #4.”

Pursuant to Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Excel referred to in the above table has not been filed.

THIRD AMENDMENT TO PURCHASE SCHEDULE

This Third Amendment (this “Third Amendment”), dated as of December 3, 2024 (the “Third Amendment Effective Date”), amends that certain Purchase Schedule dated November 1, 2019 (the “Purchase Schedule”) to the Master Supply Agreement dated November 1, 2019 (the “Agreement”), as amended by that certain Amendment to Purchase Schedule dated January 15, 2022 and Second Amendment to Purchase Schedule dated March 31, 2023 (the “Second Amendment”), between Pactiv LLC (“Seller”) and Reynolds Consumer Products LLC (“Buyer”). The Parties agree as follows:

1. Definitions. Capitalized terms and phrases not otherwise defined in this Third Amendment will have the same meaning ascribed to them in the Agreement, including the Purchase Schedule, as amended.

2. Additional Foam Terms. The Purchase Schedule, as amended, is further amended by adding the following language to the end of Section 6 of the Second Amendment:

“Notwithstanding anything to the contrary contained in the Agreement (including the Purchase Schedule), because Buyer has forecasted that it will purchase less than [*] pounds of polystyrene foam Products in calendar year 2024, having regard to clause (i) of the fifth sentence of this Section 6, Buyer shall be required to pay to Seller [*], to be paid to Seller in four (4) equal installments of [*] on the following dates: March 31, 2025, June 30, 2025, September 30, 2025 and December 31, 2025. For the avoidance of doubt, this does not change or modify Buyer’s purchase commitments beyond calendar year 2024 (as required by this Section 6).”

3 No Other Modifications. The terms of the Agreement, including the Purchase Schedule, as amended, remain in full force and effect.

4. Counterparts. This Third Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment by electronic signature, facsimile or scanned pages shall be effective as delivery of a manually executed counterpart to this Third Amendment.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the Third Amendment Effective Date.

Pactiv LLC

By: /s/ Michael King

Name: Michael King

Title: Chief Executive Officer

Reynolds Consumer Products LLC

By: /s/ Scott Huckins

Name: Scott Huckins

Title: Chief Financial Officer